Exhibit 4.1

QUINTILES TRANSNATIONAL CORP.

as Issuer

the Guarantors named herein

U.S. BANK NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of May 12, 2015

4.875% Senior Notes due 2023

-i-

-ii-

-iii-

-iv-

INDENTURE, dated as of May 12, 2015 among Quintiles Transnational Corp., a North Carolina corporation (the “Issuer” or “Quintiles”), the Guarantors and U.S. Bank National Association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes.

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01. Definitions.

“Additional Notes” has the meaning set forth in Section 2.01.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent, Transfer Agent or agent for service or notices and demands.

“Agent Members” has the meaning set forth in Section 2.16.

“amend” means to amend, supplement, restate, amend and restate or otherwise modify; and “amendment” shall have a correlative meaning.

“Applicable Redemption Premium” means, with respect to any Note on any Redemption Date, the excess of

(1) the present value at such Redemption Date of (x) the redemption price of such Note if such Note were redeemed on May 15, 2018 plus (y) all required and unpaid interest payments due on such Note through May 15, 2018, in each case computed using a discount rate equal to the Treasury Rate at such Redemption Date plus 50 basis points, over

(2) the then-outstanding principal amount of the Note.

“Attributable Indebtedness” means, with respect to any Sale and Lease-Back Transaction, at the time of determination, the lesser of (1) the sale price of the property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease, and (2) the total obligation (discounted to the present value at the implicit interest factor, determined in accordance with GAAP, included in the rental payments) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction. Notwithstanding the foregoing, if such Sale and Lease-Back Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authentication Order” has the meaning set forth in Section 2.01.

“Authorized Person” means any person who is designated in writing by the Issuer from time to time to give Instructions to the Trustee or Agent under the terms of this Indenture.

“Bankruptcy Law” means Title 11 of the United States Code, as amended, or any similar federal, state, local or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation (or any duly authorized committee thereof);

(2) with respect to a partnership, the Board of Directors (or any duly authorized committee thereof) of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” has the meaning set forth in Section 11.07.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Quintiles and its Subsidiaries taken as a whole (other than any Qualified Securitization Transaction) to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder;

(2) the adoption of a plan relating to the liquidation or dissolution of Quintiles; or

(3) Quintiles becomes aware of (by way of a report or other filing pursuant to Section 13(d) of the Exchange Act, proxy, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than the Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of Quintiles, measured by voting power rather than number of shares.

“Change of Control Offer” has the meaning set forth in Section 4.08.

“Change of Control Payment” has the meaning set forth in Section 4.08.

“Change of Control Payment Date” has the meaning set forth in Section 4.08.

“Change of Control Triggering Event” means the occurrence of, if on the earlier of (a) the date of the first public announcement of such Change of Control or of the Issuer’s intention to effect such Change of Control or (b) the occurrence of such Change of Control (x) the Notes have an Investment Grade Rating by both Rating Agencies, (1) a Change of Control that is accompanied or followed by a downgrade of the Notes within the Ratings Decline Period for such Change of Control by both Ratings Agencies and (2) each Rating Agency’s rating of the Notes on any day during such Ratings Decline Period is below the rating by such Ratings Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof, if such Change of Control occurs prior to the first public announcement thereof); provided, however, that a downgrade of the Notes by the applicable Rating Agency will not be deemed to have occurred in respect of a Change of Control (and thus will not be deemed a downgrade for purposes of this definition) if such Rating Agency making the reduction in rating does not publicly announce or confirm or inform Quintiles or the Trustee in writing at the request of Quintiles that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of such downgrade), or (y) the Notes do not have an Investment Grade Rating from one or both Rating Agencies, a Change of Control. No Change of Control Triggering Event will be deemed to have occurred in connection with a Change of Control until such Change of Control has been consummated.

“Clearstream” means Clearstream Banking, S.A. and any successor thereto.

“Consolidated Net Income” means, for any period, with respect to any Person, net income attributable to such Person and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP; provided that Consolidated Net Income for any such period shall exclude, without duplication,

(i) any net after-tax extraordinary gains, losses or charges,

(ii) the cumulative effect of a change in accounting principle(s) during such period,

(iii) any net after-tax gains or losses realized upon the disposition of assets outside the ordinary course of business (including any gain or loss realized upon the disposition of any Capital Stock of any Person) and any net gains or losses on disposed, abandoned and discontinued operations (including in connection with any disposal thereof) and any accretion or accrual of discounted liabilities,

(iv) (A) the net income (or loss) of any Person that is not a Restricted Subsidiary, except in each case to the extent of the amount of dividends or other distributions actually paid in cash or cash equivalents (or converted to cash or cash equivalents) to such Person or one of its Restricted Subsidiaries by such Person during such period and (B) the income or loss of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person or any Subsidiary of such Person or the date that such other Person’s assets are acquired by such Person or any Subsidiary of such Person,

(v) non-cash compensation charges, including any such charges arising from stock options, restricted stock grants or other equity incentive programs of Quintiles or any direct or indirect parents in connection with the Transactions,

(vi) (A) any charges or expenses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (B) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Capital Stock held by management of Quintiles and its Restricted Subsidiaries; provided, however, that in order to exclude from Consolidated Net Income any cash charges, cash costs and cash expenses arising under (A) or (B) they must be funded with cash proceeds contributed to the capital of Quintiles or any direct or indirect parent of Quintiles or net cash proceeds of an issuance of Capital Stock (other than Disqualified Stock) of Quintiles or any direct or indirect parent of Quintiles,

(vii) any net income or loss attributable to the early extinguishment of Indebtedness,

(viii) effects of any adjustments (including the effects of such adjustments pushed down to the Subsidiaries of Quintiles) in the inventory, property and equipment, software, goodwill, other intangible assets, in-process research and development, deferred revenue, debt line items, any earn-out obligations and any other non-cash charges (other than the amortization of unfavorable operating leases) in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or any joint venture investments or the amortization or write-off of any such amounts,

(ix) any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or obligations (including any losses with respect to obligations of customers, account debtors and suppliers in bankruptcy, insolvency or similar proceedings) or as a result of a change in law or regulation, in each case, pursuant to GAAP,

(x) any net gain or loss resulting from currency translation gains or losses related to currency remeasurements of indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk) and any foreign currency translation gains or losses,

(xi) any net unrealized gains and losses resulting from obligations under Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and the application of Financial Accounting Standards Board Accounting Standards Codification Topic 815, “Derivatives and Hedging,” as such Topic may be amended, updated, or supplemented from time to time, and

(xii) Transaction Expenses paid prior to September 30, 2015.

In addition, to the extent not already included in the Consolidated Net Income of such Person and its Subsidiaries, notwithstanding anything to the contrary in the foregoing (but without duplication of any of the foregoing exclusions and adjustments), Consolidated Net Income shall include the amount of proceeds received from business interruption insurance in respect of expenses, charges or losses with respect to business interruption and reimbursements of any expenses and charges to the extent reducing Consolidated Net Income that are actually received and covered by indemnification or other reimbursement provisions or, so long as Quintiles has made a determination that there exists reasonable expectation that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a reversal in the applicable future period for any amount so included to the extent not so reimbursed within such 365-day period), in connection with any investment or any sale, conveyance, transfer or other disposition of assets permitted under the Credit Agreement.

“Consolidated Secured Debt Ratio” means, as of any date of determination, the ratio of (1) the aggregate amount of Funded Debt then outstanding that is secured by Liens as of such date of determination to (2) EBITDA for the most recent four consecutive fiscal quarters for which internal financial statements of Quintiles are available, in each case, for Quintiles and its Restricted Subsidiaries with pro forma and other adjustments to each of Funded Debt and EBITDA to reflect any incurrences or repayments of Funded Debt and any acquisitions or dispositions of businesses or assets since the beginning of such four consecutive fiscal quarter period (which pro forma and other adjustments will be determined in good faith by a responsible financial or accounting officer of Quintiles and shall not be required to be made in accordance with Regulation S-X promulgated by the SEC as such Regulation is in effect on the Issue Date) provided that the EBITDA attributable to discontinued operations, as determined in accordance with GAAP, will be excluded.

Notwithstanding anything in this definition to the contrary, when calculating the Consolidated Secured Debt Ratio in connection with a Limited Condition Transaction, at the option of Quintiles (Quintiles’ election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred on the first day of the most recent test period ending prior to the LCT Test Date (except with respect to any incurrence or repayment of Indebtedness for purposes of the calculation of any leverage-based test or ratio, which shall in each case be treated as if they had occurred on the last day of such test period), Quintiles would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, such ratio shall be deemed to have been complied with. For the avoidance of doubt, if Quintiles has made an LCT Election and such ratio for which compliance was determined or tested as of the LCT Test Date is exceeded as a result of fluctuations in such ratio including due to fluctuations in the total assets of Quintiles or the person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such ratio will not be deemed to have been exceeded as a result of such fluctuations.

If Quintiles has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of such ratio with respect to the incurrence of Liens (a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement or irrevocable notice for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Indenture, such ratio shall be required to be satisfied on a pro forma basis (i) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of indebtedness and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of indebtedness and the use of proceeds thereof) have not been consummated.

“Corporate Trust Office” means, solely for purposes of presenting the Notes for payment, U.S. Bank National Association, as agent, located at 111 Fillmore Avenue East, St. Paul, MN 55107-2292, and, for all other purposes the office of the Trustee at which any time its corporate trust business shall be administered, which on the date hereof is located at the address listed in Section 11.02, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Covenant Defeasance” has the meaning set forth in Section 9.03.

“Credit Agreement” means the Credit Agreement, to be entered into as of the Issue Date, by and among Quintiles, JP Morgan Chase Bank, N.A., as administrative agent,

and the other agents, arrangers and lenders named therein, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended (including, without limitation, as to principal amount), modified, renewed, refunded, replaced or refinanced from time to time (whether or not with the original agents or lenders and whether or not contemplated under the original agreement relating thereto).

“Debt Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or indentures, in each case with banks, institutional or other lenders or a trustee providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit or debt securities, in each case, as amended (including, without limitation, as to principal amount), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (whether or not with the original agents or lenders or parties and whether or not contemplated under the original agreement relating thereto).

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depository” means, with respect to the Global Notes, DTC or another Person designated as depository by the Issuer, which Person must be a clearing agency registered under the Exchange Act.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“DTC” means the Depository Trust Company or any successor securities clearing agency.

“EBITDA” means, for any period, the sum of (a) Consolidated Net Income, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted or netted from gross revenues (except with respect to subclauses (viii) and (x) below) for, without duplication,

(i) interest expense and, to the extent not reflected in such interest expense, any losses with respect to obligations under any Hedging Obligations or other derivative instruments (including any applicable termination payment) entered into for the purpose of hedging interest rate risk, any bank and financing fees, any costs of surety bonds in connection with financing activities, commissions, discounts and other fees and charges owed with respect to letters of credit, bankers’ acceptance or any similar facilities or financing and Hedging Obligations,

(ii) provision for taxes based on income or profits or capital, including, without limitation, federal, state, provincial, franchise, excise, withholding and similar taxes, including any penalties and interest relating to any tax examinations,

(iii) the total amount of depreciation and amortization expense, including expenses related to Capital Lease Obligations,

(iv) to the extent permitted hereunder, any costs and expenses incurred in connection with any investment, disposition, equity issuance or debt issuance (including fees and expenses related to the Credit Agreement and any amendments, supplements and modifications thereof), including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses (in each case, whether or not consummated),

(v) any costs, charges, accruals and reserves in connection with any integration, transition, facilities openings, vacant facilities, consolidations, relocations, closing, permitted acquisitions, joint venture investments and dispositions, business optimization (including relating to systems design, upgrade and implementation costs), entry into new markets, including consulting fees, restructuring, severance, severance and curtailments or modifications to pension or postretirement employee benefit plans,

(vi) the amount of any expense or deduction associated with income of any Restricted Subsidiaries attributable to non-controlling interests or minority interest of third parties,

(vii) any non-cash charges, losses or expenses (including tax reclassification related to tax contingencies in a prior period and, subject to clause (d) below, including accruals and reserves in respect of potential or future cash items), but excluding, any non-cash charge relating to write-offs or write-downs of inventory or accounts receivable or representing amortization of a prepaid cash item that was paid but not expensed in a prior period,

(viii) cash actually received (or any netting arrangements resulting in reduced cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that the non-cash gain relating to such cash receipt or netting arrangement was deducted in the calculation of EBITDA pursuant to paragraph (c) below for any previous period and not added back,

(ix) unusual or non-recurring losses or charges, and

(x) the amount of “run-rate” cost savings and synergies projected by Quintiles in good faith to be realized as a result of specified actions taken or expected in good faith to be taken within 12 months following the end of such period (calculated on a pro forma basis as though such cost savings and synergies had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings and synergies are reasonably identifiable, factually supportable and certified pursuant to the Credit Agreement by the Chief Financial Officer or Treasurer of Quintiles (it is understood and agreed that “run-rate” means the full recurring benefit for a period that is associated with any action taken or expected to be taken, provided that such benefit is expected to be realized within 12 months of taking such action), minus

(c) an amount which, in the determination of Consolidated Net Income for such period, has been included for non-cash income during such period (other than with respect to (A) amortization of unfavorable operating leases and (B) payments actually received and the reversal of any accrual or reserve to the extent not previously added back in any prior period), minus (d) all cash payments made during such period on account of non-cash charges added to EBITDA pursuant to clause (b)(vii) above in such period or in a prior period; minus (e) the amount of income consisting of or associated with losses of any Restricted Subsidiary attributable to non-controlling interests or minority interests of third parties, minus (f) non-recurring or unusual gains.

“Equity Offering” means any public or private sale by Holdings or Quintiles for cash of its common stock or preferred stock (excluding Disqualified Stock).

“Euroclear” means Euroclear Bank S.A./N.V. and any successor thereto.

“Event of Default” has the meaning set forth in Section 6.01.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Financial Reports” has the meaning set forth in Section 4.12.

“Fiscal Year” means the fiscal year of the Issuer, which at the date hereof ends on December 31.

“Funded Debt” means any Indebtedness for money borrowed (other than in connection with a Qualified Securitization Financing), whether created, issued, incurred, assumed or Guaranteed, that would, in accordance with GAAP, be classified as long-term debt, but in any event including all Indebtedness for money borrowed, whether secured or unsecured, maturing more than one year, or extendible at the option of the obligor to a date more than one year, after the date of determination thereof (excluding any amount thereof included in current liabilities other than Indebtedness incurred under a revolving credit facility).

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination.

“Global Note Legend” means the legend substantially in the form set forth in Exhibit C.

“Global Notes” has the meaning set forth in Section 2.16.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

“Guarantors” means each Subsidiary of Quintiles that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of Quintiles that thereafter guarantees the applicable notes pursuant to the terms of this Indenture; provided that upon the release and discharge of any Person from its Note Guarantee in accordance with this Indenture, such Person shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates, commodity prices or foreign exchange rates.

“Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.

“Holdings” means Quintiles Transnational Holdings Inc.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments.

Notwithstanding anything in the foregoing to the contrary, Indebtedness shall not include trade payables or accrued expenses for property or services incurred in the ordinary course of business, any liability for federal, state, local or other taxes or any settlements or judgments relating to governmental litigations and/or investigations.

The amount of any Indebtedness issued with original issue discount will be the accreted value of such Indebtedness.

“Indenture” means this Indenture as amended, restated or supplemented from time to time.

“Initial Purchasers” means Barclays Capital Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Goldman, Sachs & Co., BBVA Securities Inc., BNP Paribas Securities Corp. and SunTrust Robinson Humphrey, Inc.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

“Instructions” means any written notices, written directions or written instructions received by the Trustee or the Agent in accordance with the provisions of this Indenture from an Authorized Person or from a person reasonably believed by the Trustee or the Agent to be an Authorized Person.

“Interest Payment Date” means the stated maturity of an installment of interest on the Notes.

“Investment Grade Rating” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) and BBB– or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, a Substitute Rating Agency).

“Issue Date” means May 12, 2015, the date on which Notes are first issued under this Indenture.

“Issuer” has the meaning ascribed to such term in the preamble to this Indenture.

“Legal Defeasance” has the meaning set forth in Section 9.02.

“Legal Holiday” has the meaning set forth in Section 11.07.

“Lien” means any liens, mortgages, pledges, security interests, charges or other encumbrances.

“Limited Condition Transaction” means an acquisition or Sale and Lease-Back Transaction whose consummation is not conditioned on the availability of, or on obtaining, third party financing, investment or redemption or repayment of Indebtedness requiring irrevocable notice in advance of such redemption or repayment.

“Limited Originator Recourse” means a letter of credit, cash collateral account or other credit enhancement issued or provided for a similar purpose in connection with the incurrence of Indebtedness by a Securitization Subsidiary under a Qualified Securitization Financing.

“Losses” means any and all claims, losses, liabilities, damages, costs, expenses and judgments (including legal fees and expenses).

“Maturity Date” when used with respect to any Note, means the date on which the principal amount of such Note becomes due and payable as therein or herein provided.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Guarantee” means any Guarantee of the obligations of the Issuer under this Indenture and the Notes by any Person in accordance with the provisions of this Indenture.

“Notes” means the 4.875% Senior Notes due 2023 issued by the Issuer pursuant to this Indenture, and any Additional Notes, treated as a single class of securities, each as amended from time to time in accordance with the terms hereof.

“Offering Memorandum” means the Offering Memorandum of the Issuer, dated May 6, 2015, relating to the offering of the Notes on the Issue Date.

“Officers” means, with respect to any Person, the Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Controller, any Executive Vice President, any Senior Vice President, any Vice President, any Secretary of such Person or any other authorized officer or director of such Person.

“Officer’s Certificate” means, with respect to any Person, a certificate that is signed by an Officer of such Person and that shall comply with applicable provisions of this Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. Such counsel may be an employee of or counsel to the Issuer or any of its Subsidiaries.

“Paying Agent” has the meaning set forth in Section 2.04.

“Payment Default” has the meaning set forth in Section 6.01.

“Permitted Holders” means the Sponsors, members of management of Quintiles or any direct or indirect parent of Quintiles, and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that (i) in the case of such group and without giving effect to the existence of such group or any other group, the Sponsors and such members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of Quintiles (or any of its direct or indirect parent companies) held by such group and (ii) the voting power of the Voting Stock of Quintiles (or any of its direct or indirect parent companies) owned by the Sponsors shall be greater than the voting power of the Voting Stock of Quintiles (or any of its direct or indirect parent companies) owned by such members of management.

“Permitted Liens” means:

(1) Liens in favor of Quintiles or any Subsidiary of Quintiles;

(2) Liens on property or Capital Stock of a Person existing at the time of the acquisition of such Person (whether by merger or consolidation or acquisition of stock or assets or otherwise) by Quintiles or any Subsidiary of Quintiles; provided, however, that (a) the Indebtedness secured by such Lien was not incurred in contemplation of such acquisition, merger or consolidation in which such Person becomes a Subsidiary of Quintiles and (b) such Lien does not apply to any other property or assets owned by Quintiles or any Guarantor;

(3) Liens on property or Capital Stock existing at the time of acquisition thereof (whether by acquisition of stock or assets or otherwise) by Quintiles or any Subsidiary of Quintiles; provided that (a) the Indebtedness secured by the Lien was not incurred in contemplation of such acquisition and (b) such Lien does not apply to any other property or assets owned by Quintiles or any Guarantor;

(4) Liens securing all or any part of the purchase price of property acquired or cost of construction of property or cost of additions, substantial repairs, alterations or improvements of property, if the Indebtedness and the related Liens are incurred within 18 months of the later of such acquisition of property or completion of construction or additions, repairs, alterations or improvements, as the case may be, of such property;

(5) Liens existing on the Issue Date;

(6) Liens for taxes, assessments or governmental charges or claims which are not due and payable except for those being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP;

(7) Liens securing any Hedging Obligations of Quintiles or any Subsidiary of Quintiles incurred in the ordinary course of business and not for speculative purposes;

(8) statutory Liens and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if Quintiles or any applicable Subsidiaries shall have made any reserves or other appropriate provision required by GAAP;

(9) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or with respect to regulatory requirements, letters of credit, bankers’ acceptances, completion guarantees, or to secure the performance of tenders, other trade contracts (excluding Indebtedness), statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance, return-of-money bonds, participation in government reimbursement programs and other similar obligations;

(10) judgment Liens, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(11) easements, restrictions (including zoning and land-use restrictions), rights-of-way, encroachments, protrusions, and such other encumbrances or charges against, and minor title defects affecting, real property that, in the aggregate, do not materially interfere with the ordinary conduct of the business of Quintiles and its Subsidiaries;

(12) Liens given to secure Capital Lease Obligations and purchase money obligations (including obligations in respect of mortgage, industrial revenue bond, industrial development bond, and similar financings) to finance the purchase, repair or improvement of fixed or capital assets (and refinancings thereof) as permitted under the Credit Agreement in an aggregate amount not to exceed the greater of (A) $135,000,000 and (B) 4.5% of Total Assets as of the end of a period of four (4) consecutive fiscal quarters; provided that such Liens do not extend to any property or asset (except for accessions thereto) which is not leased property subject to such Capital Lease Obligation or property financed by such purchase money obligations, as the case may be, and the proceeds and products thereof;

(13) bankers’ liens with respect to the right of set-off arising in the ordinary course of business against amounts maintained in bank accounts or certificates of deposit in the name of Quintiles or any Subsidiary of Quintiles;

(14) any Lien granted to the Trustee pursuant to the terms of this Indenture and any substantially equivalent Lien granted to the respective trustees under the indentures for other debt securities of Quintiles;

(15) any Lien consisting of a right of first refusal or option to purchase an ownership interest in any Subsidiary or to purchase assets of Quintiles or any Subsidiary, which right of first refusal or option is entered into in the ordinary course of business;

(16) Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision thereof, to secure partial, progress, advance or other payments;

(17) Liens with respect to Debt Facilities that do not at any one time outstanding exceed $2,350 million;

(18) Liens on the Securitization Assets arising in connection with a Qualified Securitization Financing;

(19) (i) leases, licenses, subleases or sublicenses granted to others in the ordinary course of business that do not (x) interfere in any material respect with the business of Quintiles or any Guarantor or (y) secure any Indebtedness for borrowed money or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Quintiles or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(20) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by Quintiles or any Restricted Subsidiary in the ordinary course of business;

(21) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are customary in the banking industry;

(22) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(23) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Quintiles or any Guarantor to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or (iii) relating to purchase orders and other agreements entered into with customers of Quintiles or any Guarantor in the ordinary course of business;

(24) Liens in favor of customs and revenue authorities imposed by applicable law arising in the ordinary course of business in connection with the importation of goods and securing obligations, in each case for sums not overdue by more than thirty (30) days (or if more than thirty (30) days overdue, no action has been taken to enforce such Lien) or which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted;

(25) Liens on securities which are the subject of repurchase agreements entered into in the ordinary course of business;

(26) Liens on insurance policies and the proceeds thereof to secure the financing of such premiums;

(27) Liens arising out of conditional sale, title retention, consignment and similar arrangements for sales of goods entered into in the ordinary course of business; and

(28) any extension, renewal, replacement or refunding of any Lien existing on the date of this Indenture or referred to above; provided, however, that the principal amount of Indebtedness secured thereby and not otherwise authorized above shall not exceed the maximum amount of Indebtedness allowable under the applicable agreement or credit facility providing for or evidencing such Indebtedness, plus any premium or fee payable in connection with any such extension, renewal, replacement or refunding, at the time of such extension, renewal, replacement or refunding.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Physical Notes” means certificated Notes in registered form.

“principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

“Principal Personal & Real Property” means any personal or real property (including, for the avoidance of doubt, accounts receivable and inventory) other than property that, in the opinion of Quintiles’ Board of Directors, is not of material importance to the total business conducted by Quintiles and its Subsidiaries, taken as a whole.

“Private Placement Legend” means the legend substantially in the form set forth in Exhibit B.

“Qualified Institutional Buyer” shall have the meaning specified in Rule 144A promulgated under the Securities Act.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (a) such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to Quintiles and the Securitization Subsidiary, (b) all sales and/or contributions of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value and (c) the financing terms, covenants, termination events and other provisions thereof, including any Standard Securitization Undertakings, shall be market terms, in each case as determined by Quintiles in good faith. The grant of a security interest in any Securitization Assets of Quintiles or any of its Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under this Indenture prior to engaging in any Securitization Financing shall not be deemed a Qualified Securitization Financing.

“Quintiles” has the meaning ascribed to such term in the preamble to this Indenture.

“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies selected by Quintiles, which shall be substituted for Moody’s or S&P or both, as the case may be (a “Substitute Rating Agency”).

“Ratings Decline Period” means, with respect to any Change of Control, the period that (1) begins on the earlier of (a) the date of the first public announcement of such Change of Control or of the Issuer’s intention to effect such Change of Control or (b) the occurrence of such Change of Control and (2) ends on the 60th calendar day following consummation of such Change of Control; provided, however, that such period shall be extended for so long as any Rating Agency rating the Notes as of the beginning of the Ratings Decline Period has publicly announced during the Ratings Decline Period that the rating of the Notes is under consideration for downgrade by such Rating Agency.

“Redemption Date” when used with respect to any Note to be redeemed pursuant to paragraph 5 of the Notes means the date fixed for such redemption pursuant to the terms of this Indenture and the Notes.

“Registrar” has the meaning set forth in Section 2.04.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Notes” has the meaning set forth in Section 2.16.

“Regulation S Notes” has the meaning set forth in Section 2.02.

“Responsible Officer” means, when used with respect to the Trustee, any officer in the Corporate Trust Office of the Trustee including any vice president, assistant vice president or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, and to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case having direct responsibility for the administration of this Indenture.

“Restricted Global Note” means a Global Note that is a Restricted Note.

“Restricted Note” has the same meaning as “restricted security” set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Note.

“Restricted Period” has the meaning set forth in Section 2.16.

“Restricted Physical Note” means a Physical Note that is a Restricted Note.

“Restricted Subsidiary” means any Subsidiary of Quintiles other than an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Notes” has the meaning set forth in Section 2.16.

“Rule 144A Notes” has the meaning set forth in Section 2.02.

“S&P” means Standard & Poor’s, a division of The McGraw Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by Quintiles or any Guarantor for a period of more than three years of any property, which property has been or is to be sold or transferred by Quintiles or such Guarantor to a third Person in contemplation of such leasing.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder, as amended.

“Securitization Assets” means (a) the accounts receivable, notes receivable, other receivables (including, without limitation, unbilled receivables and unbilled services) or payment rights under contracts (including without limitation rights to royalty, milestone or completion payments), rights to future lease payments or residuals, or other rights to payment similar or related thereto (in all cases, whether existing or arising in the future) (“Receivables”) subject to a Qualified Securitization Financing and the proceeds thereof and (b) contract rights, lockbox accounts and records with respect to such Receivables and any other assets customarily transferred together with assets in the nature of Receivables in a securitization financing.

“Securitization Financing” means any transaction or series of transactions (including factoring arrangements) that may be entered into by Quintiles or any of its Subsidiaries pursuant to which Quintiles or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by Quintiles or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets of Quintiles or any of its Subsidiaries, and any assets related thereto, including all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a wholly owned Subsidiary of Quintiles (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which Quintiles or any Subsidiary of Quintiles makes an investment and to which Quintiles or any Subsidiary of Quintiles transfers Securitization Assets and related assets) that engages in no activities other than in connection with the financing of Securitization Assets of Quintiles or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of Quintiles or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by Quintiles or any Subsidiary of Quintiles, other than another Securitization Subsidiary (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Limited Originator Recourse), (ii) is recourse to or obligates Quintiles or any Subsidiary of Quintiles, other than another Securitization Subsidiary, in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (iii) subjects any property or asset of Quintiles or any Subsidiary of Quintiles, other than another Securitization Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse, (b) with which none of Quintiles or any other Subsidiary of Quintiles, other than another Securitization Subsidiary, has any material contract, agreement, arrangement or understanding other than on terms which Quintiles reasonably believes to be no less favorable to Quintiles or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Quintiles and (c) to which none of Quintiles or any other Subsidiary of Quintiles, other than another Securitization Subsidiary, has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of Quintiles or such other Person shall be evidenced to the Trustee by delivery to the Trustee of a certified copy of the resolution of the Board of Directors of Quintiles or such other Person giving effect to such designation and a certificate executed by a responsible financial or accounting officer of Quintiles certifying that such designation complied with the foregoing conditions.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Sponsors” means, collectively, Bain Capital Investors, LLC, TPG Capital, L.P., 3i Corporation, Dr. Dennis B. Gillings and his immediate family members, The Dennis and Mireille Gillings Limited Partnership, the GFEF Limited Partnership, GF Management Company, LLC and the Dennis and Mireille Gillings Foundation or their respective Affiliates (including, in each case, as applicable, related funds, general partners thereof and limited partners thereof, but solely to the extent any such limited partners are directly or indirectly participating as investors pursuant to a side-by-side investing arrangement, but not including, however, any portfolio company of any of the foregoing). For purposes of this definition, “immediate family member” means, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships) and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and other obligations entered into by Quintiles or any Subsidiary of Quintiles that are reasonably customary in a Securitization Financing, and in any event includes any Securitization Repurchase Obligation.

“Subsidiary” means, with respect to any specified Person, (a) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

“Substitute Rating Agency” has the meaning set forth in the definition of “Rating Agencies.”

“TIA” or “Trust Indenture Act” means the U.S. Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03).

“Trustee” means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

“Total Assets” means the total assets of Quintiles and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Quintiles delivered pursuant to Section 4.12(a)(i) or, for the period prior to the time any such statements are so delivered, the financial statements delivered prior to the Issue Date.

“Transaction Expenses” means the fees, costs and expenses incurred or payable by Quintiles or any of its Subsidiaries, Holdings or any direct or indirect parent thereof in connection with the Transactions, including any such fees, costs and expenses paid in cash, termination payments or other fees, costs and expenses related to terminating Hedging Obligations in effect prior to the Issue Date, and payments to officers and directors as special or retention bonuses and charges for repurchases of, or modifications to, stock options.

“Transactions” means, collectively, (a) the execution and delivery and performance by the parties of each document to which they are a party executed and delivered or to be executed and delivered on or prior to the closing date in connection with the Credit Agreement, and the making of the initial borrowings thereunder, (b) the completion of the refinancing transaction for the repayment of all Indebtedness under Quintiles’ existing senior secured credit facilities as described in the Offering Memorandum, (c) the issuance of the Notes and the entry into this Indenture, (d) the consummation of any other transactions in connection with the foregoing and (e) the payment of the fees and expenses incurred in connection with any of the foregoing.

“Transfer Agent” has the meaning set forth in Section 2.04.

“Treasury Rate” means, at any date of determination, the yield to maturity as of such date (as compiled by and published in the most recent Federal Reserve Statistical Release H.15(519), which has become publicly available at least two Business Days prior to the date of the redemption notice for which such computation is being made (or if such Statistical Release is no longer published, as reported in any publicly available source of similar market data)), of United States Treasury securities with a constant maturity most nearly equal to the period from the relevant Redemption Date to May 15, 2018; provided that, if such period is not equal to the constant maturity of the United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if such period is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Unrestricted Global Note” means a Global Note that is not a Restricted Note.

“Unrestricted Notes” means Notes that are not Restricted Notes.

“Unrestricted Physical Note” means a Physical Note that is not a Restricted Note.

“Unrestricted Subsidiary” means (a) any Subsidiary of an Unrestricted Subsidiary and (b) any Subsidiary of Quintiles designated as an unrestricted subsidiary in the Credit Agreement or designated by the Board of Directors of Quintiles as an Unrestricted Subsidiary pursuant to the Credit Agreement on or subsequent to the Issue Date.

“U.S. Government Obligations” means marketable direct obligations (or certificates representing an ownership interest in such obligations) issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America that are not callable or redeemable at the option of the issuer thereof, or direct obligations of any agency or instrumentality of the United States Government, whether or not backed by the full faith and credit of the United States, including, without limitation, Federal Housing Administration (FHA), Resolution Funding Corporation (REFCO), Federal Home Loan Bank (FHLB), Federal Home Loan Mortgage Corporate (FHLMC), Federal Farm Credit Bank (FFCB), and Federal National Mortgage Association (FNMA).

“U.S. Person” means a “U.S. person” as defined in Rule 902(k) under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

SECTION 1.02. Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes.

“indenture securityholder” means a Holder or Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor on the indenture securities” means the Issuer, the Guarantors or any other obligor on the Note or Note Guarantees.

All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule have the meanings therein assigned to them.

SECTION 1.03. Rules of Construction.

Unless the context otherwise requires:

(1) a term has the meaning assigned to it herein, whether defined expressly or by reference;

(2) “or” is not exclusive;

(3) words in the singular include the plural, and in the plural include the singular;

(4) words used herein implying any gender shall apply to both genders;

(5) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subsection;

(6) “will” shall be interpreted to express a command;

(7) unless otherwise specified herein, all accounting terms used herein shall be interpreted in accordance with GAAP; and

(8) “$” and “U.S. Dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

ARTICLE TWO

THE SECURITIES

SECTION 2.01. Amount of Notes.

The Trustee shall initially authenticate $800,000,000 aggregate principal amount of Notes for original issue on the Issue Date upon a written order of the Issuer (an “Authentication Order”). The Trustee shall thereafter authenticate additional Notes (other than Notes issued under Sections 2.07, 2.08, 2.11, 2.16 and 3.06) (“Additional Notes”) in unlimited amount (so long as permitted by the terms of this Indenture) for original issue upon an Authentication Order in aggregate principal amount as specified in such Authentication Order (other than as provided in Section 2.08). Each such Authentication Order shall specify the principal amount of Notes to be authenticated and the date on which the Notes are to be authenticated.

SECTION 2.02. Form and Dating; Legends.

The Notes and the Trustee’s certificate of authentication with respect thereto shall be substantially in the form set forth in Exhibit A-1 (in the case of the Restricted Notes) and Exhibit A-2 (in the case of Unrestricted Notes), each of which is incorporated in and forms a part of this Indenture; provided that, to the extent any provision of a Note conflicts with any provision of this Indenture, the provision of this Indenture shall govern. Each Note shall be dated the date of its authentication.

The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Without limiting the generality of the foregoing, Notes offered and sold to Qualified Institutional Buyers in reliance on Rule 144A (“Rule 144A Notes”), Notes offered and sold in offshore transactions in reliance on Regulation S (“Regulation S Notes”) and all other Restricted Notes shall bear the Private Placement Legend. All Global Notes shall bear the Global Note Legend.

Each Note issued hereunder that has more than a de minimis amount of original issue discount for U.S. Federal Income Tax purposes shall bear a legend substantially in the form set forth on Exhibit D.

The terms and provisions contained in the Notes shall constitute, and are expressly made, a part of this Indenture and, to the extent applicable, the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and agree to be bound thereby.

The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

SECTION 2.03. Execution and Authentication.

The Notes shall be executed on behalf of the Issuer by at least one Officer of the Issuer. The signature of any such Officer on the Notes may be manual, facsimile, .pdf attachment or other electronically transmitted signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Note shall have been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer shall deliver such Note to the Trustee for cancellation as provided in Section 2.12, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate the Notes whenever the Trustee may do so.

Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer and Affiliates of the Issuer. Each Paying Agent is designated as an authenticating agent for purposes of this Indenture.

Notes shall be issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000 in excess thereof.

SECTION 2.04. Registrar, Paying Agent and Transfer Agent.

The Issuer shall maintain (a) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (b) an office or agency in the United States where the Notes may be presented for payment (the “Paying Agent”), and (c) an office or agency to act as transfer agent in respect of the Notes (the “Transfer Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide a copy of such register from time to time upon request of the Issuer. The Issuer may have one or more co-registrars, one or more additional paying agents and one or more co-transfer agents. The term “Registrar” includes any co-registrars. The term “Paying Agents” means the Paying Agent and any additional paying agents. The term “Transfer Agent” includes any co-transfer agents. The Issuer or any Affiliate thereof may act as Registrar, a Paying Agent or a Transfer Agent. The Company may change or remove any Registrar, Paying Agent or Transfer Agent without prior notice to the Holders.

The Issuer shall enter into an appropriate agency agreement, which shall incorporate the provisions of the TIA, with any Agent that is not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any such Agent. If the Issuer fails to maintain a Registrar or any required co-registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.07.

The Issuer initially appoints the Trustee as Registrar, Paying Agent, Transfer Agent and agent for service of notices and demands in connection with the Notes and this Indenture, and the Trustee hereby accepts such appointment. The Issuer initially appoints DTC to act as Depository with respect to the Global Notes.

SECTION 2.05. Paying Agent To Hold Money.

The Paying Agent shall hold for the Noteholders or the Trustee all money held by the Paying Agent for the payment of principal of or premium or interest on the Notes (whether such money has been paid to it by the Issuer, one or more of the Guarantors or any other obligor on the Notes), and the Issuer and the Paying Agent shall notify the Trustee of any default by the Issuer (or any other obligor on the Notes) in making any such payment.

Money held by a Paying Agent need not be segregated except as required by law and in no event shall a Paying Agent be liable for any interest on any money received by it hereunder. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Event of Default specified in Section 6.01(1) or (2), upon written request to a Paying Agent, require such Paying Agent to pay forthwith all money so held by it to the Trustee and to account for any funds disbursed. Upon making such payment, such Paying Agent shall have no further liability for the money delivered to the Trustee.

SECTION 2.06. Noteholder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Noteholders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Noteholders.

SECTION 2.07. Transfer and Exchange.

Subject to Sections 2.16 and 2.17, when Notes are presented to the Registrar with a request from the Holder of such Notes to register a transfer or to exchange them for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer as requested. Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Registrar, duly executed by the Holder thereof or his attorneys duly authorized in writing. To permit registrations of transfers and exchanges, the Issuer shall issue and execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate new Notes evidencing such transfer or exchange at the Registrar’s request. No service charge shall be made to the Noteholder for any registration of transfer or exchange. The Issuer may require from the Noteholder payment of a sum sufficient to cover any transfer taxes or other governmental charge that may be imposed in relation to a transfer or exchange, but this provision shall not apply to any exchange pursuant to Section 2.11, 3.06, 4.08, 4.12 or 8.05 (in which event the Issuer shall be responsible for the payment of such taxes). Neither the Issuer nor the Registrar shall be required to transfer or exchange any Note or portion of a Note selected for redemption, except the unredeemed portion of any Note redeemed in part. Neither the Issuer nor the Registrar shall be required to transfer or exchange any Note during the period beginning at the opening of business 15 days immediately preceding the mailing of notice of redemption of Notes pursuant to Section 3.03 and ending at the close of business on the day of such mailing.

Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of the beneficial interests in such Global Note may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Global Note shall be required to be reflected in a book entry. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

SECTION 2.08. Replacement Notes.

If a mutilated Note is surrendered to the Registrar or the Trustee, or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate a replacement Note if the Holder of such Note furnishes to the Issuer and the Trustee evidence reasonably acceptable to them of the ownership and the destruction, loss or theft of such Note and if the requirements of Section 8-405 of the New York Uniform Commercial Code as in effect on the date of this Indenture are met. If required by the Trustee or the Issuer, an indemnity bond shall be posted, sufficient in the judgment of all to protect the Issuer, the Guarantors, the Trustee, the Registrar, the Transfer Agent and any Paying Agent from any loss that any of them may suffer if such Note is replaced. The Issuer may charge such Holder for the Issuer’s reasonable out-of-pocket expenses in replacing such Note and the Trustee may charge the Issuer for the Trustee’s out-of-pocket expenses (including, without limitation, attorneys’ fees and disbursements) in replacing such Note. Every replacement Note shall constitute a contractual obligation of the Issuer.

SECTION 2.09. Outstanding Notes.

The Notes outstanding at any time are all Notes that have been authenticated by the Trustee except for (a) those canceled by or on behalf of the Trustee, (b) those delivered to the Trustee for cancellation, (c) to the extent set forth in Sections 9.01 and 9.02, on or after the date on which the conditions set forth in Section 9.01 or 9.02 have been satisfied, those Notes theretofore authenticated by the Trustee hereunder and (d) those described in this Section 2.09 as not outstanding. Subject to Section 2.10, a Note does not cease to be outstanding because the Issuer or one of its Affiliates holds the Note; provided, that Notes held by the Issuer or a Subsidiary of the Issuer will be deemed not to be outstanding for purposes of paragraph 5(a)(1) of the Notes, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.

If a Note is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee receives proof satisfactory to the Trustee that the replaced Note is held by a bona fide purchaser in whose hands such Note is a legal, valid and binding obligation of the Issuer.

If a Paying Agent holds, in its capacity as such, on any Maturity Date, U.S. Dollars sufficient to pay all accrued interest and principal with respect to the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes shall cease to be outstanding and interest on them shall cease to accrue.

SECTION 2.10. Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any declaration of acceleration or notice of default or direction, waiver or consent or any amendment, modification or other change to this Indenture, Notes owned by the Issuer or any other Affiliate of the Issuer shall be disregarded as though they were not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent or any amendment, modification or other change to this Indenture, only Notes as to which a Responsible Officer of the Trustee has actually received an Officer’s Certificate stating that such Notes shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee established to the satisfaction of the Trustee the pledgee’s right so to act with respect to the Notes and that the pledgee is not the Issuer, a Guarantor, any other obligor on the Notes or any of their respective Affiliates.

SECTION 2.11. Temporary Notes.

Until definitive Notes are prepared and ready for delivery, the Issuer may prepare and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare and, upon receipt of an Authentication Order of the Issuer in the form of an Officer’s Certificate in accordance with Section 2.01, the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

SECTION 2.12. Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar, the Transfer Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. Upon the direction of the Issuer, the Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such canceled Notes in its customary manner. The Trustee will deliver certification of cancelled Notes to the Issuer upon request. The Issuer may not reissue or resell or issue new Notes to replace Notes that the Issuer has redeemed or paid, or that have been delivered to the Trustee for cancellation.

SECTION 2.13. Defaulted Interest.

If the Issuer defaults on a payment of interest on the Notes, the Issuer shall pay the defaulted interest then borne by the Notes plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof, to the Persons who are Holders thereof on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. At least 10 days before such special record date, the Issuer (or, upon written request of the Issuer, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to each affected Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on defaulted interest, if any, to be paid. The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Notes may be listed and, upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this sentence, such manner of payment shall be deemed practicable by the Trustee.

Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(1) shall be paid to Holders as of the record date for the Interest Payment Date for which interest has not been paid.

SECTION 2.14. CUSIP and ISIN Numbers.

The Issuer in issuing the Notes may use “CUSIP” and “ISIN” numbers, and if so used, such CUSIP and ISIN numbers shall be included in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP or ISIN numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. Any such redemption or exchange shall be unaffected by any omission or inaccuracy of such CUSIP, ISIN or other identification numbers. The Issuer shall promptly notify the Trustee, in writing, of any such CUSIP or ISIN number used by the Issuer in connection with the issuance of the Notes and of any change in any such CUSIP or ISIN number.

SECTION 2.15. Deposit of Moneys.

Prior to 11:00 A.M., New York City time, on each Interest Payment Date and Maturity Date, the Issuer shall have deposited with the Paying Agent in immediately available funds U.S. Dollars sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depository or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Physical Notes shall be payable, either in person, by wire transfer or by mail, at the office of the Paying Agent. Final payment of principal at maturity will only be made by the Trustee upon surrender of the related Note to the Trustee at its Corporate Trust Office.

SECTION 2.16. Book-Entry Provisions for Global Notes.

(a) Rule 144A Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Rule 144A Global Note”). Regulation S Notes initially shall be represented by one or more Notes in registered, global form without interest coupons (collectively, the “Regulation S Global Note”). The term “Global Notes” means the Rule 144A Global Note and the Regulation S Global Note. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the nominee of such Depository, in each case for credit to an account of an Agent Member, (ii) be delivered to the Depository and (iii) bear the Private Placement Legend.

Members of, or direct or indirect participants in, the Depository (“Agent Members”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or under the Global Notes. The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner of the Global Notes for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

(b) Transfers of Global Notes shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of Beneficial Owners in the Global Notes may be transferred or exchanged for Physical Notes only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.17. In addition, a Global Note shall be exchangeable for Physical Notes (i) if requested by a holder of such interests upon receipt by the Trustee of written instructions from the Depository or its nominee on behalf of any Beneficial Owner and in accordance with the rules and procedures of the Depository and provisions of Section 2.16, (ii) if the Depository notifies the Issuer that it (x) is unwilling or unable to continue as depository for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and the Issuer thereupon fails to appoint a successor depository within 120 days, (iii) if there shall have occurred and be continuing Default or Event of Default with respect to such Global Note or (iv) if the Issuer determines that all Global Notes should be exchanged for Physical Notes and so notifies the Trustee and the Depository in writing; provided that in no event shall a Regulation S Global Note be exchanged for a Physical Note prior to the expiration of the Restricted Period and the receipt of any certificates required by Regulation S. In all cases, Physical Notes delivered in exchange for any Global Note or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(c) In connection with the transfer of a Global Note as an entirety to Beneficial Owners pursuant to subsection (b) of this Section 2.16, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate and deliver, to each Beneficial Owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Physical Notes of authorized denominations.

(d) Any Restricted Physical Note delivered in exchange for an interest in a Global Note pursuant to Section 2.17 shall, except as otherwise provided in Section 2.17, bear the Private Placement Legend.

(e) Notwithstanding the foregoing, through and including the 40th day after the later of the commencement of the offering of the Notes represented by a Regulation S Global Note and the issue date of such Notes (such period through and including such 40th day, the “Restricted Period”), a beneficial interest in such Regulation S Global Note shall bear a legend in the form set forth on Exhibit E through such date, which may be held only through Euroclear or Clearstream unless delivery is made in accordance with the applicable provisions of Section 2.17.

(f) The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

SECTION 2.17. Transfer and Exchange of Notes.

(a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except as set forth in Section 2.16(b). Global Notes will not be exchanged by the Issuer for Physical Notes except under the circumstances described in Section 2.16(b). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.08 and 2.11. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.17(b) or 2.17(f).

(b) Transfer and Exchange of Beneficial Interests in Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of this Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Beneficial interests in Global Notes shall be transferred or exchanged only for beneficial interests in Global Notes. Transfers and exchanges of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in a Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). A beneficial interest in an Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.17(b)(i).

(ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests in any Global Note that is not subject to Section 2.17(b)(i), the transferor of such beneficial interest must deliver to the Registrar (1) a written order from an Agent Member given to the Depository in accordance with the applicable rules and procedures of the Depository directing the Depository to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the applicable rules and procedures of the Depository containing information regarding the Agent Member account to be credited with such increase. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.17(f).

(iii) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in a Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:

(A) if the transferee will take delivery in the form of a beneficial interest in a Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof; and

(B) if the transferee will take delivery in the form of a beneficial interest in a Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof.

(iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in a Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.17(b)(ii) above and the Registrar receives the following:

(A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit G, including the certifications in item (1)(a) thereof; or

(B) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, if the Registrar or the Issuer so requests or if the applicable rules and procedures of the Depository, so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. If any such transfer or exchange is effected pursuant to this subparagraph (iv) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred or exchanged pursuant to this subparagraph (iv).

(v) Transfer and Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note. Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer and Exchange of Beneficial Interests in Global Notes for Physical Notes. A beneficial interest in a Global Note may not be exchanged for a Physical Note except under the circumstances described in Section 2.16(b). A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Physical Note except under the circumstances described in Section 2.16(b).

(d) Transfer and Exchange of Physical Notes for Beneficial Interests in Global Notes. Physical Notes shall be transferred or exchanged only for beneficial interests in Global Notes as described below:

(i) Restricted Physical Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (2)(a) thereof;

(B) if such Restricted Physical Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (1) thereof;

(C) if such Restricted Physical Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (2) thereof;

(D) if such Restricted Physical Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;

(E) if such Restricted Physical Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit F, including the certifications, certificates and opinion of counsel required by item (3)(d) thereof, if applicable; or

(F) if such Restricted Physical Note is being transferred to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof,

the Trustee shall cancel the Restricted Physical Note, and upon receipt of proper instructions initiated by such Holder through DTC, increase or cause to be increased the aggregate principal amount of the appropriate Restricted Global Note.

(ii) Restricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Physical Note may exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(b) thereof; or

(B) if the Holder of such Restricted Physical Notes proposes to transfer such Restricted Physical Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, if the Registrar or the Issuer so requests or if the applicable rules and procedures of the Depository so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act. Upon satisfaction of the conditions of this subparagraph (ii), the Trustee shall cancel the Restricted Physical Notes and upon receipt of proper instructions initiated by such Holder through DTC, increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note. If any such transfer or exchange is effected pursuant to this subparagraph (ii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Restricted Physical Notes transferred or exchanged pursuant to this subparagraph (ii).

(iii) Unrestricted Physical Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Physical Note may exchange such Unrestricted Physical Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Physical Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted

Physical Note and upon receipt of proper instructions initiated by such Holder through DTC, increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes. If any such transfer or exchange is effected pursuant to this subparagraph (iii) at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of Unrestricted Physical Notes transferred or exchanged pursuant to this subparagraph (iii).

(iv) Unrestricted Physical Notes to Beneficial Interests in Restricted Global Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(e) Transfer and Exchange of Physical Notes for Physical Notes. Upon request by a Holder of Physical Notes and such Holder’s compliance with the provisions of this Section 2.17(e), the Registrar shall register the transfer or exchange of Physical Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Physical Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.17(e).

(i) Restricted Physical Notes to Restricted Physical Notes. A Restricted Physical Note may be transferred to and registered in the name of a Person who takes delivery thereof in the form of a Restricted Physical Note if the Registrar receives the following:

(A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (1) thereof;

(B) if the transfer will be made pursuant to Rule 903 or Rule 904 under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit F, including the certifications in item (2) thereof;

(C) if the transfer will be made pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(a) thereof;

(D) if the transfer will be made to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate to the effect set forth in Exhibit F, including the certifications, certificates and opinion of counsel required by item (3)(d) thereof, if applicable; and

(E) if such transfer will be made to the Issuer or a Subsidiary thereof, a certificate to the effect set forth in Exhibit F, including the certifications in item (3)(b) thereof.

(ii) Restricted Physical Notes to Unrestricted Physical Notes. Any Restricted Physical Note may be exchanged by the Holder thereof for an Unrestricted Physical Note or transferred to a Person who takes delivery thereof in the form of an Unrestricted Physical Note if the Registrar receives the following:

(1) if the Holder of such Restricted Physical Note proposes to exchange such Restricted Physical Note for an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit G, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Restricted Physical Note proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Physical Note, a certificate from such Holder in the form of Exhibit F, including the certifications in item (4) thereof, and, in each such case, if the Registrar or the Issuer so requests, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(iii) Unrestricted Physical Notes to Unrestricted Physical Notes. A Holder of an Unrestricted Physical Note may transfer such Unrestricted Physical Notes to a Person who takes delivery thereof in the form of an Unrestricted Physical Note at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Physical Notes pursuant to the instructions from the Holder thereof.

(iv) Unrestricted Physical Notes to Restricted Physical Notes. An Unrestricted Physical Note cannot be exchanged for, or transferred to a Person who takes delivery thereof in the form of, a Restricted Physical Note.

(f) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Physical Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.12. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Physical Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(g) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Issuer and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) such Note has been sold pursuant to an effective registration statement under the Securities Act and the Registrar has received an Officer’s Certificate from the Issuer to such effect.

(h) General. All Global Notes and Physical Notes issued upon any registration of transfer or exchange of Global Notes or Physical Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Physical Notes surrendered upon such registration of transfer or exchange.

Notwithstanding anything to the contrary contained herein, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer complies with the registration provisions of or exemptions from the Securities Act or other applicable law.

The Registrar shall retain for a period of two years following receipt copies of all letters, notices and other written communications received pursuant to Section 2.16 or this Section 2.17. The Issuer shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable notice to the Registrar.

SECTION 2.18. Computation of Interest.

Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

ARTICLE THREE

REDEMPTION

SECTION 3.01. Election To Redeem; Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 65 days before the Redemption Date, the Issuer shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the redemption price(s) (or the appropriate method for calculation thereof, if not then ascertainable), and deliver to the Trustee an Officer’s Certificate stating that such redemption will comply with the applicable conditions contained in paragraph 5 of the Notes. Except as provided in Section 3.04, notice given to the Trustee pursuant to this Section 3.01 may not be revoked after the time that notice is given to Noteholders pursuant to Section 3.03.

SECTION 3.02. Selection by Trustee of Notes To Be Redeemed.

If less than all of the Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes to be redeemed are listed or, if such Notes are not so listed, on a pro rata basis by lot or by such method as the Trustee deems fair and appropriate; provided that no Note with a principal amount of $2,000 or less shall be redeemed in part. For all purposes of this Indenture unless the context otherwise requires, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. Redemption amounts shall only be paid upon presentation and surrender of any such Notes to be redeemed to the Trustee at its Corporate Trust Office.

SECTION 3.03. Notice of Redemption.

At least 30 days, and no more than 60 days, before a Redemption Date, the Issuer shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at the address of such Holder appearing in the register maintained by the Registrar pursuant to Section 2.06 or otherwise in accordance with the procedures of the Depository.

The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof) and shall state:

(1) the Redemption Date;

(2) the redemption price (or the appropriate method for calculation thereof, if not then ascertainable) and the amount of premium and accrued interest to be paid;

(3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date and upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued to the Holder upon cancellation of the surrendered Note;

(4) the name and address of the Paying Agent;

(5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6) that unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(7) that paragraph 5 of the Notes is the provision of the Notes pursuant to which the redemption is occurring;

(8) the aggregate principal amount of Notes that are being redeemed; and

(9) any condition applicable to such redemption under Section 3.04.

At the Issuer’s written request made at least 5 Business Days prior to the date on which notice is to be given (or such shorter period acceptable to the Trustee), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s sole expense.

The Issuer will calculate any Applicable Redemption Premium, and the Trustee shall have no duty to confirm or verify such calculation.

SECTION 3.04. Effect of Notice of Redemption.

Once the notice of redemption described in Section 3.03 is mailed and subject to the proviso to this sentence, Notes called for redemption become due and payable on the Redemption Date and at the redemption price, including any premium, plus interest accrued to (but not including) the Redemption Date; provided, however, that any redemption and notice thereof pursuant to this Indenture may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a public or private offering for cash by the Issuer or other corporate transaction. Failure to give such notice or any defect in such notice to any Holder shall not affect the validity of the proceedings for the redemption of any other Note. If mailed in the manner herein provided, such notice shall be conclusively presumed to have been given, whether or not a Holder receives such notice.

Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price, including any premium, plus interest accrued to the Redemption Date; provided that if the Redemption Date is after a regular record date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant record date.

SECTION 3.05. Deposit of Redemption Price.

On or prior to 11:00 A.M., New York City time (or such later time of day to which the Trustee may reasonably agree), on each Redemption Date, the Issuer shall deposit with the Paying Agent U.S. Dollars sufficient to pay the redemption price of, including premium, if any, and accrued interest on any and all Notes to be redeemed on that date (other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer to the Trustee for cancellation). The Paying Agent shall promptly return to the Issuer any money deposited with the Paying Agent in excess of the amount necessary to pay such redemption price.

On and after any Redemption Date, if money sufficient to pay the redemption price of, including premium, if any, and accrued interest on all Notes called for redemption shall have been made available in accordance with the immediately preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the redemption price of and, subject to the second proviso in Section 3.04, accrued and unpaid interest on such Notes to (but not including) the Redemption Date. If any Note surrendered for redemption shall not be so paid, interest will be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in the Notes.

SECTION 3.06. Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate for the Holder thereof a new Note equal in principal amount to the unredeemed portion of the Note surrendered; provided, that the principal amount of each new Note shall be $2,000 or an integral multiple of $1,000 in excess thereof.

SECTION 3.07. Mandatory Redemption.

Except as provided in Section 4.08, the Issuer is not required to make any mandatory redemption of the Notes or any sinking fund payments with respect to the Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01. Payment of Notes.

The Issuer shall pay or cause to be paid the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. Subject to Section 11.07, an installment of principal or interest shall be considered paid on the date it is due if the Trustee or the Paying Agents hold on that date, at the time specified in Section 2.15 or 3.05, as applicable, U.S. Dollars designated for and sufficient to pay such installment.

The Issuer shall pay or cause to be paid interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy Law), and overdue interest, to the extent lawful, at the rate specified in the Notes.

SECTION 4.02. Maintenance of Office or Agency.

(a) The Issuer shall maintain in the United States an office or agency (which may be an office of the Trustee or Registrar or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made or served at the Corporate Trust Office of the Trustee.

(b) The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain such an office or agency in the United States. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c) The Issuer hereby designates the Corporate Trust Office of the Trustee as such office or agency of the Issuer in accordance with Section 2.04.

SECTION 4.03. Legal Existence.

Except as permitted by Article Five, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its legal existence, and the corporate, partnership or other existence of each Guarantor, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer and each such Guarantor and (ii) the material rights (charter and statutory) and franchises of the Issuer and such Guarantors; provided that the Issuer shall not be required to preserve any such right, franchise, or the corporate, partnership or other existence of any of its Guarantors if the Board of Directors of the Issuer or of such Guarantor shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Guarantors, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

SECTION 4.04. Compliance with Law.

The Issuer shall, and shall cause each Guarantor to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject, non-compliance with which would materially adversely affect the business, financial condition or results of operations of the Issuer and its Guarantors, taken as a whole.

SECTION 4.05. Waiver of Stay, Extension or Usury Laws.

The Issuer and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Issuer and any of the Guarantors from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Issuer and each of the Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.06. Compliance Certificate.

So long as any Notes are outstanding:

(a) The Issuer shall deliver to the Trustee, within 120 days after the end of each Fiscal Year, a certificate of an Officer (as enumerated by Section 314(a)(4) of the TIA) stating that the Officer has conducted or supervised a review of the activities of the Issuer and the Guarantors, and of the Issuer’s and the Guarantors’ performance under this Indenture during such Fiscal Year, and further stating that, to the best of such Officer’s knowledge, based upon such review, the Issuer has fulfilled all obligations under this Indenture or, if there has been a Default under this Indenture that is continuing, a description of the event and what action the Issuer and the Guarantors are taking or propose to take with respect thereto.

(b) The Issuer shall deliver to the Trustee, within ten Business Days after an Officer becomes aware of a Default or Event of Default, a certificate of an Officer detailing any continuing Default or Event of Default. The Trustee may withhold from the Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) in accordance with Section 7.05.

(c) The Issuer shall promptly notify the Trustee, in writing, the first time the Notes have an Investment Grade Rating by either Rating Agency; provided, however, that the failure to deliver such notice shall in no event be deemed a Default or an Event of Default.

SECTION 4.07. Taxes.

The Issuer shall, and shall cause each Guarantor to, pay prior to delinquency (i) all material taxes, assessments, and governmental levies and (ii) all lawful material claims for labor, materials and supplies which, in each case, if unpaid, might by law become a Lien upon the property of the Issuer or any Guarantor; provided, however, that, neither Issuer nor any Guarantor shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim where the failure to pay such tax is not materially adverse to the Holders or whose amount, applicability or validity is being contested in good faith and by appropriate actions diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person to the extent required in accordance with GAAP.

SECTION 4.08. Repurchase at the Option of Holders upon Change of Control Triggering Event.

(a) If a Change of Control Triggering Event occurs, unless Quintiles has previously or concurrently mailed or caused to be mailed notice of a redemption of all of the outstanding Notes under paragraph 5 of the Notes (unless and until there is a default in payment of the applicable redemption price), each Holder will have the right to require Quintiles to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to an offer (the “Change of Control Offer”) on the terms set forth in this Section. In the Change of Control Offer, Quintiles will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, on the Notes repurchased, to (but not including) the date of purchase.

(b) Within 30 days following any Change of Control Triggering Event or, at Quintiles’ option, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control, Quintiles will send or cause to be sent notice of such Change of Control Offer, with a copy to the Trustee and the Registrar, by first-class mail, to each Holder to the address of such Holder appearing in the register maintained by the Registrar pursuant to Section 2.06 or otherwise in accordance with the procedures of the Depository, with the following information:

(1) that a Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by Quintiles;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed or, if the notice is mailed prior to the Change of Control, no earlier than 30 days and no later than 60 days after the date on which the Change of Control Triggering Event occurs (the “Change of Control Payment Date”);

(3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless Quintiles defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the Paying Agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders tendering less than all of their Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered; and

(7) other instructions determined by Quintiles, consistent with this Section 4.08, that a Holder must follow to tender Notes pursuant to such Change of Control Offer.

On the Change of Control Payment Date, Quintiles shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Quintiles.

The Paying Agent will promptly send to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

If the Change of Control Payment Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, if any, will be paid on the Change of Control Payment Date to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender pursuant to the Change of Control Offer.

(c) Upon the payment of the Change of Control Payment, the Trustee shall, subject to the provisions of Section 2.16, return the Notes purchased to the Issuer for cancellation. The Trustee may act as the Paying Agent for purposes of any Change of Control Offer.

(d) Quintiles shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 applicable to a Change of Control Offer made by Quintiles and purchases all Notes properly tendered under the Change of Control Offer. Any Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

(e) Quintiles shall comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder, to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, Quintiles shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof. Quintiles may from time to time repurchase Notes other than pursuant to a Change of Control Offer or optional redemption, whether by tender offer, open market purchase, or otherwise, in accordance with applicable securities laws.

SECTION 4.09. Limitation on Liens.

Except as provided in Section 4.11, Quintiles shall not, and shall not permit any Guarantor to, incur, issue or assume any Indebtedness for borrowed money secured by any Lien upon any of its Principal Personal & Real Property (whether now owned or hereafter acquired) without making effective provision whereby the Notes shall be secured equally and ratably with (or prior to) the Indebtedness so secured by a Lien on the same property, for so long as such Indebtedness is so secured. The foregoing restrictions will not, however, apply to Indebtedness secured by Permitted Liens.

For purposes of this Section 4.09, if at the time any Indebtedness is incurred, issued or assumed, such Indebtedness is unsecured but is later secured by a Lien, such Indebtedness shall be deemed to be incurred at the time that such Indebtedness is so secured by a Lien.

SECTION 4.10. Limitation on Sale and Leaseback Transactions.

Except as provided in Section 4.11, neither Quintiles nor any Guarantor shall enter into any Sale and Lease-Back Transaction with respect to any Principal Personal & Real Property with another Person (other than with Quintiles or a Guarantor) unless:

(1) Quintiles or such Guarantor could incur Indebtedness secured by a Lien on the property to be leased without equally and ratably securing the Notes; or

(2) the property leased pursuant to such arrangement is sold for a price at least equal to such property’s fair value (as determined by Quintiles); or

(3) within 270 days of the effective date of any such Sale and Lease-Back Transaction, Quintiles applies the net proceeds of the sale of the leased property, less the amount of net proceeds used to prepay, redeem or purchase the Notes, to the voluntary prepayment or retirement of Funded Debt of Quintiles and its Subsidiaries (which may include the Notes) and/or the acquisition, construction or improvement of a property.

SECTION 4.11. Exempted Transactions.

Notwithstanding Sections 4.09 and 4.10, if (i) the aggregate outstanding principal amount of all Indebtedness of Quintiles and the Guarantors that is subject to and not otherwise permitted under Section 4.09 plus (ii) the aggregate Attributable Indebtedness in respect of Sale and Lease-Back Transactions that is subject to and not otherwise permitted under Section 4.10 does not exceed an amount that would cause the Consolidated Secured Debt Ratio to exceed 4.00 to 1.00 (measured solely at the time of the incurrence of the Indebtedness secured by such a Lien or entry into such Sale and Lease-Back Transaction, as applicable, based on the consolidated balance sheet of Holdings as of the last day of the then most recent quarter for which financial statements are available), then:

(1) Quintiles or any Guarantor may incur or Guarantee Indebtedness secured by Liens upon any property, assets or revenues;

(2) Quintiles or any Guarantor may enter into any Sale and Lease-Back Transaction; and

(3) Quintiles may Guarantee the obligations of any Guarantor under the preceding two clauses.

SECTION 4.12. Reports to Holders.

(a) So long as any Notes are outstanding, whether or not Holdings is required to file such information with the SEC, Quintiles shall furnish to the Trustee (and the Holders and Beneficial Owners of the Notes) to the extent not otherwise available on the SEC’s Electronic Data Gathering, Analysis and Retrieval System (or any successor thereto) as promptly as is reasonably practicable after such information has been filed:

(i) quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Quintiles were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by Quintiles’ certified independent accountants; and

(ii) all current reports that would be required to be filed (as opposed to furnished) with the SEC on Form 8-K if Quintiles were required to file such reports.

(b) So long as any Notes are outstanding, at any time that Holdings is not required to file or furnish with the SEC the reports and information required to be filed or furnished under clause (a) of this Section 4.12, Quintiles will also:

(1) hold a quarterly conference call to discuss the information contained in the annual and quarterly reports required to be furnished under clause (a) of this Section 4.12 (the “Financial Reports”) not later than 5 Business Days from the time Quintiles furnishes such information to the Trustee;

(2) no fewer than 3 Business Days prior to the date of the conference call required to be held in accordance with clause (1) above, issue a press release announcing, or utilize other means that will, in the reasonable judgment of Quintiles, advise Beneficial Owners of, the time and date of such conference call and directing the Beneficial Owners of the Notes, prospective investors and securities analysts to contact the investor relations office of Holdings to obtain the Financial Reports and information on how to access such conference call; and

(3) either (x) maintain a non-public website to which Beneficial Owners of the Notes, prospective investors and securities analysts are given access and to which the Financial Reports and conference call access details are posted or (y) distribute via electronic mail the Financial Reports and conference call details to Beneficial Owners of the Notes, prospective investors and securities analysts who request to receive such distributions.

(c) Quintiles may satisfy its obligations under this Section 4.12 with respect to financial information relating to Quintiles by furnishing financial information relating to its direct or indirect parent consistent with this Section 4.12. If the direct or indirect parent has more than de minimis operations separate and apart from its ownership in Quintiles, then Quintiles will be required to provide consolidating information, which need not be audited, that explains in reasonable detail the differences between the information relating to such parent and its subsidiaries, on the one hand, and the information relating to Quintiles and its Subsidiaries on a standalone basis, on the other hand.

(d) In addition, Quintiles will furnish to Holders or Beneficial Owners of the Notes and any prospective purchaser of such Notes, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act if not otherwise provided by Quintiles or Holdings as described above.

(e) Delivery of such reports and information to the Trustee shall be for informational purposes only, and the Trustee’s receipt of them shall not constitute constructive notice of any information contained therein or determinable from information contained therein (including the Issuer’s compliance with any of its covenants under this Indenture, as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate).

SECTION 4.13. Additional Note Guarantees.

(a) If Quintiles or any of its Subsidiaries acquires or creates another Subsidiary after the Issue Date that provides a guarantee of Quintiles’ obligations under any Debt Facility (including the Credit Agreement) with an aggregate principal or committed amount of $300 million or more, then, within 10 Business Days after such Subsidiary provides such guarantee, such newly acquired or created Subsidiary shall execute a supplemental indenture pursuant to which it will unconditionally Guarantee, on a joint and several basis, payment of principal of, premium, if any, and interest in respect of the Notes on a senior unsecured basis on the same terms and conditions as those set forth in this Indenture, and will deliver an Opinion of Counsel addressed to the Trustee.

(b) A Note Guarantee of any Guarantor shall be subject to release and discharge as provided under Article Ten.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01. Consolidation, Merger and Sale of Assets.

(a) Quintiles shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Quintiles is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of Quintiles and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1) either: (a) Quintiles is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Quintiles) or to which such sale, assignment, transfer, conveyance, lease or other disposition has been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than Quintiles) or the Person to which such sale, assignment, transfer, conveyance, lease or other disposition has been made assumes all the obligations of Quintiles under the Notes and this Indenture pursuant to a supplemental indenture in form satisfactory to the Trustee;

(3) immediately after such transaction, on a pro forma basis giving effect to such transaction or series of transactions (and treating any obligation of Quintiles or any Subsidiary incurred in connection with or as a result of such transaction or series of transactions as having been incurred at the time of such transaction), no Default or Event of Default exists; and

(4) an Opinion of Counsel and Officer’s Certificate have been delivered to the Trustee.

(b) A Guarantor shall not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than Quintiles or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists;

(2) subject to Section 10.03, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under this Indenture and its Note Guarantee pursuant to a supplemental indenture in form satisfactory to the Trustee; and

(3) an Opinion of Counsel and Officer’s Certificate have been delivered to the Trustee.

(c) This Section 5.01 shall not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Quintiles and any of the Guarantors.

SECTION 5.02. Successor Person Substituted.

Upon any transaction described in Section 5.01(a) or (b), the successor Person formed by such consolidation or into which Quintiles or a Guarantor is merged or to which such sale, assignment, transfer, conveyance, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, Quintiles or such Guarantor under this Indenture (including the Note Guarantee or Notes, as applicable) with the same effect as if such successor had been named as Quintiles or such Guarantor herein and therein. When a successor assumes all the obligations of its predecessor under this Indenture (including the Note Guarantee and Notes, as applicable) in accordance with the foregoing provisions, the predecessor shall be automatically released from those obligations.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01. Events of Default.

Each of the following constitutes an “Event of Default” with respect to the Notes:

(1) default for 30 days in the payment when due of interest on Notes;

(2) default in payment when due of the principal of, or premium, if any, on the Notes (including the failure to repurchase Notes validly tendered pursuant to a Change of Control Offer);

(3) failure by Quintiles or any Guarantor for 90 days after receipt of the notice described below to comply with any of the other agreements in this Indenture (other than the covenants and agreements specified in clauses (1) through (2) of this Section 6.01);

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Quintiles or any Guarantor (or the payment of which is Guaranteed by Quintiles or any Guarantor), other than Indebtedness owed to Quintiles or any of its Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to pay principal of such Indebtedness at its final stated maturity after giving effect to any grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the holders of such Indebtedness causing it to become due prior to its express maturity,

without such Indebtedness having been discharged or such acceleration rescinded, waived or annulled within 30 days after the notice described below, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $125 million or more;

(5) failure by Quintiles or any Guarantor to pay final, non-appealable judgments for the payment of money as determined by a court of competent jurisdiction aggregating in excess of $125 million that are not covered by insurance, which judgments remain outstanding for a period of 90 days after such judgment has become final and non-appealable and is not discharged, waived or stayed within 30 days after the notice described below;

(6) (A) a court having jurisdiction over the Issuer or any Guarantor that is a Significant Subsidiary enters (x) a decree or order for relief in respect of the Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case or proceeding under any Bankruptcy Law or (y) a decree or order adjudging Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together, would constitute a Significant Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer or any such Guarantor or group of Guarantors under any Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any such Guarantor or group of Guarantors or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days or (B) the Issuer or any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together, would constitute a Significant Subsidiary (i) commences a voluntary case under any Bankruptcy Law or consents to the entry of an order for relief in an involuntary case under any Bankruptcy Law, (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer or any such Guarantor or group of Guarantors or for all or substantially all the property and assets of the Issuer or any such Guarantor or group of Guarantors, (iii) effects any general assignment for the benefit of creditors or (iv) generally is not paying its debts as they become due; and

(7) except as permitted by this Indenture, any Note Guarantee of a Significant Subsidiary shall be held in any final, non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor that is a Significant Subsidiary, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Note Guarantee.

Notwithstanding anything herein to the contrary, a Default under clause (3), (4) or (5) will not become an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding notify Quintiles of the Default and Quintiles does not cure such default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.02. Acceleration of Maturity.

If an Event of Default occurs and is continuing under this Indenture, either the Trustee, by notice in writing to the Issuer, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding may, by notice in writing to the Issuer and the Trustee, specifying the respective Event of Default and that it is a “Notice of Acceleration”, declare the principal of and premium, if any, and accrued interest, if any, on the Notes to be due and payable, and upon such declaration of acceleration, such principal of and premium, if any, and accrued interest, if any, shall be immediately due and payable; provided, however, that, notwithstanding the foregoing, if an Event of Default specified in Section 6.01(6) occurs with respect to the Issuer, the principal of and premium, if any, and accrued interest, if any, on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

SECTION 6.03. Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any other available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested by the Holders of a majority of the principal amount outstanding of the Notes to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative. Any reasonable costs associated with actions taken by the Trustee under this Section 6.03 shall be reimbursed to the Trustee by the Issuer and the Guarantors.

SECTION 6.04. Rescission of Acceleration; Waiver of Existing Defaults and Events of Default.

(a) Subject to Sections 2.10, 6.08 and 8.02, the Holders of a majority in principal amount of the Notes then outstanding shall have the right to rescind an acceleration or waive past or continuing Defaults and Events of Default under this Indenture, except a continuing Default or Event of Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (1) and (2) of Section 6.01 (other than any payment Default or Event of Default that resulted from such acceleration) or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Issuer shall deliver to the Trustee an Officer’s Certificate stating that the requisite percentage of Holders have consented to such waiver or rescission and attaching copies of such consents.

In the event of any Default or Event of Default specified in Section 6.01(4), such Default or Event of Default will be annulled, waived, and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Default or Event of Default arose:

(1) the Indebtedness or Guarantee that is the basis for such Default or Event of Default has been discharged;

(2) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Default or Event of Default; or

(3) the default that is the basis for such Default or Event of Default has been cured.

In case of any waiver of a Default or Event of Default, the Issuer, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This subsection (a) of this Section 6.04 shall be in lieu of TIA § 316(a)(1)(B), and TIA § 316(a)(1)(B) is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

(b) Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver or rescission shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

SECTION 6.05. Control by Majority.

Subject to Sections 2.10 and 7.01, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Responsible Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the

Trustee takes any enforcement action or follows any such direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of TIA § 316(a)(1)(A), and TIA § 316(a)(1)(A) is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

SECTION 6.06. Limitation on Suits.

Subject to Section 6.08, a Holder may not enforce or pursue any remedy with respect to this Indenture or the Notes unless:

(1) the Holder has given the Trustee written notice of a continuing Event of Default;

(2) the Holders of at least 25% in principal amount of the Notes then outstanding make a written request to the Trustee to pursue the remedy;

(3) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

(4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5) during such 60-day period, the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

A Noteholder may not use any provision of this Indenture to disturb or prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

SECTION 6.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of Quintiles or any Guarantor, as such, will have any liability for any obligations of Quintiles or the Guarantors under the Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

SECTION 6.08. Rights of Holders To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of the principal of or premium, if any, or interest, if any, on such Note on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment, on or after such respective due dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.09. Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any Guarantor (or any other obligor on the Notes) for the whole amount of unpaid principal and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate set forth in the Notes, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.10. Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07) and the Noteholders allowed in any judicial proceedings relative to the Issuer or any Guarantor (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Noteholder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceedings.

SECTION 6.11. Priorities.

If the Trustee collects any money or property pursuant to this Article Six, it shall pay out the money and property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to Noteholders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable; and

THIRD: to the Issuer or, to the extent the Trustee collects any amount from any Guarantor, to such Guarantor, or as a court of competent jurisdiction may direct.

The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.11.

SECTION 6.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.12 does not apply to a suit by the Trustee, a suit by a Noteholder pursuant to Section 6.08 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.

ARTICLE SEVEN

TRUSTEE

SECTION 7.01. Duties of Trustee.

(a) If a Default or Event of Default actually known to a Responsible Officer of the Trustee has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the same circumstances in the conduct of his or her own affairs.

The Trustee shall not be deemed to have actual knowledge of any Default or Event of Default unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture and states that such notice is a “Notice of Default.”

(b) Except during the continuance of a Default or an Event of Default of which a Responsible Officer of the Trustee has actual knowledge:

(1) The Trustee need perform only those duties expressly set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture but, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein). Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer’s Certificate, subject to the requirement in the preceding sentence, if applicable.

(c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) This paragraph does not limit the effect of subsection (b) of this Section 7.01.

(2) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to the terms of this Indenture.

(4) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights, powers or duties if the Trustee shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not reasonably assured.

(d) Whether or not therein expressly so provided, subsections (a), (b), (c) and (e) of this Section 7.01 shall govern every provision of this Indenture that in any way relates to the Trustee.

(e) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have fully indemnified the Trustee to the satisfaction of the Trustee, against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction (including, but not limited to, the fees and disbursements of agents and attorneys).

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer or any Guarantor. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by the law.

SECTION 7.02. Rights of Trustee.

Subject to Section 7.01:

(1) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original, facsimile, .pdf attachment or other electronically transmitted form) believed by it to be genuine and to have been signed or presented by the proper party or parties, whether such document is in original, facsimile, .pdf attachment or other electronically transmitted form; even if it has a monetary limit.

(2) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(3) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 11.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

(4) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent appointed by it with due care.

(5) The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers; provided that the Trustee’s conduct does not constitute negligence or willful misconduct.

(6) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in reliance upon the advice or opinion of such counsel.

(7) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including but not limited to as Registrar and as Paying Agent), and each agent, custodian and other person employed to act hereunder.

(8) The right of the Trustee to perform any discretionary act enumerated in this Indenture shall not be construed as a duty, and the Trustee shall not be answerable for other than its own negligence or willful misconduct in the performance of such act.

(9) The Trustee may from time to time request that the Issuer deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any persons authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(10) The Trustee shall have no duty to inquire as to the performance of the covenants of the Issuer.

(11) In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of, or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God; it being understood that the Trustee shall use reasonable best efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(12) The Trustee is entitled to assume without enquiry, that the Issuer has performed in accordance with all of the provisions in this Indenture, unless notified to the contrary.

(13) Under no circumstances will the Trustee be liable for any indirect, special, punitive consequential loss or damage (including loss of business, goodwill, opportunity or profit), even if advised of the likelihood or possibility of such loss or damage and regardless of the form of action.

SECTION 7.03. Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with either the Issuer or any Guarantor, or any Affiliates thereof, with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest (as described in Section 310(b) of the TIA), it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights. The Trustee shall also be subject to Sections 7.10 and 7.11.

SECTION 7.04. Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or any Note Guarantee, it shall not be accountable for the Issuer’s or any Guarantor’s use of the proceeds from the sale of Notes, it will not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent) or any money paid to the Issuer or any Guarantor pursuant to the terms of this Indenture and it shall not be responsible for any statement in the Notes, the Note Guarantees or this Indenture other than its certificate of authentication.

SECTION 7.05. Notice of Defaults.

If a Default or an Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall give to each Noteholder a notice of the Default or Event of Default within 90 days after it occurs in the manner and to the extent provided in the TIA and otherwise as provided in this Indenture. Except in the case of a Default or an Event of Default relating to the payment of the principal of or interest on any Note (including payments pursuant to a redemption or repurchase of the Notes pursuant to the provisions of this Indenture), the Trustee may withhold the notice if and so long as a Responsible Officer in good faith determines that withholding the notice is in the interests of Holders.

SECTION 7.06. Reports by Trustee to Holders.

If required by TIA § 313(a), within 60 days after [May 1]1 of any year, commencing on the [May 1] following the date of this Indenture, the Trustee shall mail to each Noteholder a brief report dated as of such date that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA § 313(c) and TIA § 313(d).

Reports pursuant to this Section 7.06 shall be transmitted by mail:

(1) to all Holders of Notes, as the names and addresses of such Holders appear on the Registrar’s books; and

(2) to such Holders of Notes as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

SECTION 7.07. Compensation and Indemnity.

The Issuer and the Guarantors shall pay to the Trustee from time to time reasonable compensation as agreed upon for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Issuer and the Guarantors shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, expenses and advances incurred or made by it in connection with the Trustee’s duties under this Indenture, including, but not limited to, the reasonable compensation, disbursements and expenses of the Trustee’s agents and external counsel.

The Issuer and the Guarantors, jointly and severally, shall indemnify each of the Trustee and its agents, employees, directors and officers and hold each of them harmless against, any and all loss, damage, claim, liability or expense, including without limitation taxes (other than taxes based on the income of the Trustee) and reasonable attorneys’ fees and expenses incurred by each of them in connection with the acceptance or performance of its duties under this Indenture and including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder (including, without limitation, settlement costs and including claims by or against the Issuer or any Guarantor). The Trustee shall notify the Issuer and the Guarantors in writing promptly of any claim of which a Responsible Officer of the Trustee has actual knowledge asserted against the Trustee for which it may seek indemnity; provided that the failure by the Trustee to so notify the Issuer and the Guarantors shall not relieve the

[1]	Trustee to confirm.

Issuer and Guarantors of their obligations hereunder except to the extent the Issuer or any Guarantor is actually prejudiced thereby. If there is an actual or potential conflict of interest, the Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.

Notwithstanding the foregoing, the Issuer and the Guarantors need not pay for any settlement made without the Issuer’s consent or reimburse the Trustee for any expense or indemnify or hold it harmless against any loss, damage, claim or liability incurred by the Trustee through its own negligence, bad faith or willful misconduct.

To secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee except for such money or property held in trust to pay principal of and interest on particular Notes. Such lien shall survive the satisfaction and discharge of this Indenture.

The obligations of the Issuer and the Guarantors under this Section 7.07 to compensate and indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be joint and several liabilities of the Issuer and each of the Guarantors and shall survive the resignation or removal of the Trustee and the satisfaction, discharge or other termination of this Indenture, including any termination or rejection hereof under any Bankruptcy Law.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any applicable Bankruptcy Law.

For purposes of this Section 7.07, the term “Trustee” shall include any trustee appointed pursuant to this Article Seven. The provisions of this Section 7.07 shall apply to Trustee in its capacity as Paying Agent, Transfer Agent or Registrar and any other Agent under this Indenture.

The provisions of this Section 7.07 shall survive the satisfaction and discharge of this Indenture.

SECTION 7.08. Replacement of Trustee.

The Trustee may resign at any time by so notifying the Issuer and the Guarantors in writing. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by notifying the Issuer and the removed Trustee in writing and may appoint a successor Trustee with the Issuer’s written consent, which consent shall not be unreasonably withheld. The Issuer may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee otherwise becomes incapable of acting.

Such resignation or removal shall become effective as provided below.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the outstanding Notes may petition at the expense of the Issuer any court of competent jurisdiction for the appointment of a successor Trustee; provided that if the retiring Trustee resigns and a court has not appointed a successor within 60 days, such retiring Trustee may appoint a successor that meets the eligibility requirements of Section 7.10.

If the Trustee fails to comply with Section 7.10, Noteholders holding at least 10% in principal amount of the Notes may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Immediately following such delivery, the retiring Trustee shall, subject to its rights under Section 7.07, transfer all property held by it as Trustee to the successor Trustee, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09. Successor Trustee by Consolidation, Merger, etc.

Any corporation into which the Trustee may be merged or converted, or any corporation with which the Trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation, including affiliated corporations, to which the Trustee shall sell or otherwise transfer: (a) all or substantially all of its assets or (b) all or substantially all of its corporate trust business shall, on the date when the merger, conversion, consolidation or transfer becomes effective and to the extent permitted by any applicable laws and subject to the requirements set forth in Section 7.10 of this Indenture, become the successor Trustee under this Indenture without the execution or filing of any paper or any further act on the part of the parties to this Indenture, and after the said effective date all references in this Indenture to the Trustee shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall be given to the Issuer by the Trustee promptly thereafter and such selling, transferring or successor Trustee shall execute such acknowledgement or other documents as the Issuer reasonably requests.

SECTION 7.10. Eligibility; Disqualification.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1) and (2) in every respect. The Trustee shall have a combined capital and surplus of at least $100,000,000 as set forth in the most recent applicable published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11. Preferential Collection of Claims Against Issuer.

The Trustee is subject to and shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

SECTION 7.12. Paying Agents.

The Issuer shall cause each Paying Agent other than the Trustee or other parties to this Indenture to execute and deliver to it and the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 7.12:

(A) that it will hold all sums held by it as agent for the payment of principal of, or premium, if any, or interest on, the Notes (whether such sums have been paid to it by the Issuer or by any obligor on the Notes) in trust for the benefit of Holders of the Notes or the Trustee;

(B) that it will at any time during the continuance of any Event of Default, upon written request from the Trustee, deliver to the Trustee all sums so held in trust by it together with a full accounting thereof; and

(C) that it will give the Trustee written notice within three Business Days of any failure of the Issuer (or by any obligor on the Notes) in the payment of any installment of the principal of, premium, if any, or interest on, the Notes when the same shall be due and payable.

SECTION 7.13. Communications.

In no event shall the Trustee or any other entity of U.S. Bank National Association be liable for any Losses arising to the Trustee or any other entity of U.S. Bank National Association receiving or transmitting any data from any Issuer, any Authorized Person or any party to the transaction via any non-secure method of transmission or communication, such as, but without limitation, by facsimile or email.

The parties hereto accept that some methods of communication are not secure and the Agent or any other entity of U.S. Bank National Association shall incur no liability for receiving instructions via any such non-secure method. The Agent or any other entity of U.S. Bank National Association is authorized to comply with and rely upon any such notice, instructions or other communications believed by it to have been sent or given by an Authorized Person or an appropriate party to the transaction (or authorized representative thereof). The Issuer or authorized officer of the Issuer shall use all reasonable endeavors to ensure that instructions transmitted to the Agent or any other entity of U.S. Bank National Association pursuant to this Indenture are complete and correct. Any instructions shall be conclusively deemed to be valid instructions from the Issuer or authorized officer of the Issuer to the Agent or any other entity of U.S. Bank National Association for the purposes of this Indenture.

ARTICLE EIGHT

AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 8.01. Without Consent of Noteholders.

Notwithstanding Section 8.02, the Issuer, the Guarantors, if applicable, and Trustee may modify and amend this Indenture, the Notes or the Note Guarantees without the consent of any Holder for any of the following purposes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of Quintiles’ or a Guarantor’s obligations to Holders in the case of a merger or consolidation or disposition of all or substantially all of Quintiles’ or a Guarantor’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee;

(7) to evidence and provide the acceptance of the appointment of a successor Trustee under this Indenture;

(8) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of Quintiles’ or a Guarantor’s obligations;

(9) to release a Guarantor from its Note Guarantee pursuant to the terms of this Indenture when permitted or required pursuant to the terms of this Indenture;

(10) to conform the text of this Indenture, such Notes or the Note Guarantees to any provision of the “Description of Notes” contained in the Offering Memorandum;

(11) to amend the provisions of this Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(12) to provide for the issuance of Additional Notes.

SECTION 8.02. With Consent of Noteholders.

(a) Except to the extent provided in Section 8.01 and subsection (b) of this Section 8.02, this Indenture, the Notes or the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes), and any existing Default or Event of Default or compliance with any provision of this Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a purchase of, tender offer or exchange offer for Notes).

(b) Notwithstanding subsection (a) of this Section 8.02, without the consent of each Holder of Notes affected, an amendment or waiver may not (with respect to any Note held by a non-consenting Holder):

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of such Notes (other than provisions set forth in Section 4.08 and other than notice provisions with respect to any optional redemption by Quintiles);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium on, Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of such Notes and a waiver of the payment Default or Event of Default in respect of such Notes that resulted from such acceleration);

(5) make any Note payable in money other than that stated in such Notes;

(6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of, or interest or premium on, Notes;

(7) after the date of an event giving rise to a redemption, waive a redemption payment with respect to any Note (other than a payment required by Section 4.08);

(8) release any Guarantor that is a Significant Subsidiary or group of Guarantors that, taken together (as of the latest audited consolidated financial statements for Holdings), would constitute a Significant Subsidiary, from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture;

(9) make any change to the provisions of this Indenture relating to the ranking of such Notes that adversely affects the rights of the Holders thereof; or

(10) make any change in the preceding amendment and waiver provisions.

(c) It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

(d) After an amendment, supplement or waiver under Section 8.01 or this Section 8.02 becomes effective, the Issuer shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. The Issuer may elect in its sole discretion to have the Trustee mail such notice prepared by the Issuer on the Issuer’s behalf and at the Issuer’s sole expense. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 8.03. Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture, the Notes or the Note Guarantees shall comply with the TIA as then in effect.

SECTION 8.04. Revocation and Effect of Consents.

(a) Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Notwithstanding the foregoing, any such Holder or subsequent Holder may revoke the consent as to its Note or portion thereof if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.

(b) The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then those Persons who were Noteholders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Noteholders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Noteholders has been obtained.

(c) After an amendment, supplement, waiver or other action under Section 8.01 or Section 8.02 becomes effective, it shall bind every Noteholder, unless it makes a change described in Section 8.02(b). In that case the amendment, supplement, waiver or other action shall bind each Noteholder who has consented to it and every subsequent Noteholder or portion of a Note that evidences the same debt as the consenting Holder’s Note.

SECTION 8.05. Notation on or Exchange of Notes.

If an amendment, supplement, or waiver changes the terms of a Note, the Trustee (upon and in accordance with the specific written direction of the Issuer) shall request the Holder of the Note (in accordance with the specific written direction of the Issuer) to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Noteholder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Note shall issue, the Guarantors shall endorse and, upon receipt of an Authentication Order in accordance with Section 2.01, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

SECTION 8.06. Trustee To Sign Amendments, etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Eight if the amendment, supplement or waiver does not affect the rights, duties, liabilities or immunities of the Trustee. If it does affect the rights, duties, liabilities or immunities of the Trustee, the Trustee may, but need not, sign such amendment, supplement or waiver. Notwithstanding anything herein to the contrary, in signing or refusing to sign an amendment, supplement or waiver the Trustee shall be entitled to receive and, subject to Section 7.01, shall be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating, in addition to the matters required by Section 11.05, that such amendment, supplement or waiver is authorized or permitted by this Indenture and is a legal, valid and binding obligation of the Issuer and the Guarantors, enforceable against the Issuer and the Guarantors in accordance with its terms (subject to customary exceptions).

ARTICLE NINE

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 9.01. Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect as to all Notes and Note Guarantees, and the Trustee, at the request and expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Notes and the Note Guarantees, when:

(1) either:

(A) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Quintiles, have been delivered to the Trustee for cancellation; or

(B) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and Quintiles or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations, or a combination of cash in U.S. Dollars and U.S. Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2) Quintiles or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(3) Quintiles has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of Notes at maturity or the Redemption Date, as the case may be.

In addition, Quintiles must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied or waived.

The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of and at the expense of the Issuer.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer in Section 7.07, 9.05 and 9.06 shall survive such satisfaction and discharge.

SECTION 9.02. Legal Defeasance.

The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors discharged with respect to the outstanding Notes and Note Guarantees on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Issuer will be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and Note Guarantees and to have satisfied all their other obligations under such Notes, Note Guarantees and this Indenture (and the Trustee, at the request and expense of the Issuer, shall, subject to Section 9.06, execute instruments in form and substance reasonably satisfactory to the Trustee and the Issuer acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of outstanding Notes to receive, solely from the trust funds described in Section 9.04 and as more fully set forth in Section 9.04, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (2) the Issuer’s obligations with respect to such Notes under Article Two and Sections 4.02 and 4.05, (3) the rights, powers, trusts, duties, and immunities of the Trustee hereunder (including claims of, or payments to, the Trustee under or pursuant to Section 7.07) and the Issuer’s obligations in connection therewith and (4) this Article Nine.

Subject to compliance with this Article Nine, the Issuer may exercise its option under this Section 9.02 with respect to the Notes notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

SECTION 9.03. Covenant Defeasance.

The Issuer may, at its option and at any time, elect to have all of its obligations and the obligations of the Guarantors under Sections 4.03 and 4.06 through 4.13 (except for obligations mandated by the TIA) and clause (3) of Section 5.01(a) released with respect to the outstanding Notes and Note Guarantees on a date the conditions set forth in Section 9.04 are satisfied (hereinafter, “Covenant Defeasance”). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Issuer may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture, the Notes and the Note Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise of the option in this Section 9.03, subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(3), (4), (5), (6) (solely with respect to any Guarantor that is a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary) and (7) shall not constitute Events of Default.

Notwithstanding any discharge or release of any obligations under this Indenture pursuant to Section 9.02 or this Section 9.03, the Issuer’s obligations in Article Two and Sections 7.07, 9.05, 9.06, 9.07 and 9.08 shall survive until such time as the Notes have been paid in full. Thereafter, the Issuer’s obligations in Sections 7.07, 9.05, 9.07 and 9.08 shall survive.

SECTION 9.04. Conditions to Legal Defeasance or Covenant Defeasance.

The following shall be the conditions to application of Section 9.02 or Section 9.03 to the outstanding Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. Dollars, U.S. Government Obligations or a combination thereof in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants (such opinion shall be addressed and delivered to the Trustee, and upon which the Trustee shall have no liability in relying), to pay the principal, premium, if any, and interest on the Notes outstanding under this Indenture on the stated maturity date or on the applicable Redemption Date, as the case may be, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that (a) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States (upon which the Trustee shall have no liability in relying) confirming that the Holders of the Notes outstanding under this Indenture will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture and the agreements governing any other Indebtedness being defeased, discharged or replaced) to which the Issuer or any of its Subsidiaries is a party or by which the Issuer or any of its Subsidiaries is bound;

(6) the Issuer must deliver to the Trustee an Officer’s Certificate (upon which the Trustee shall have no liability in relying) stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or others; and

(7) the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel (upon which the Trustee shall have no liability in relying), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Notwithstanding the foregoing, the Opinion of Counsel required by clause (2) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

SECTION 9.05. Deposited Money and U.S. Government Obligations To Be Held in Trust.

Subject to Section 9.08, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Sections 9.01 and 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agents, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer and the Guarantors shall (on a joint and several basis) pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Sections 9.01 and 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article Nine to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon a request of the Issuer any money or U.S. Government Obligations held by it as provided in Sections 9.01 and 9.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent satisfaction and discharge, Legal Defeasance or Covenant Defeasance.

SECTION 9.06. Reinstatement.

If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and each Guarantor’s obligations under this Indenture, the Notes and the Note Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article Nine until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03; provided that if the Issuer or the Guarantors have made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of their obligations, the Issuer or the Guarantors, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

SECTION 9.07. Moneys Held by Paying Agent.

In connection with the satisfaction and discharge or defeasance of this Indenture, all moneys and U.S. Government Obligations then held by any Paying Agent under the provisions of this Indenture shall, upon written demand of the Issuer, be paid or delivered to the Trustee, or if sufficient moneys and U.S. Government Obligations have been deposited pursuant to Section 9.01 or 9.04, as the case may be, to the Issuer (or, if such moneys and U.S. Government Obligations were deposited by the Guarantors, to such Guarantors) within five Business Days after a request of the Issuer, and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 9.08. Moneys Held by Trustee.

Subject to applicable law, any moneys and U.S. Government Obligations deposited with the Trustee or any Paying Agent or then held by the Issuer or the Guarantors in trust for the payment of the principal of, or premium, if any, or interest on any Note that are not applied but remain unclaimed by the Holder of such Note for two years after the date upon which the principal of, or premium, if any, or interest on such Note shall have respectively become due and payable shall be repaid or returned to the Issuer (or, if appropriate, the Guarantors) upon a request of the Issuer, or if such moneys and U.S. Government Obligations are then held by the Issuer or the Guarantors in trust, such moneys and U.S. Government Obligations shall be released from such trust; and the Holder of such Note entitled to receive such payment shall thereafter, as an unsecured general creditor, look only to the Issuer and the Guarantors for the payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust moneys and U.S. Government Obligations shall thereupon cease; provided that the Trustee or any such Paying Agent, before being required to make any such repayment, may, at the expense of the Issuer and the Guarantors, either mail to each Noteholder affected, at the address shown in the register of the Notes maintained by the Registrar pursuant to Section 2.06, or cause to be published once, in one newspaper published in the English language, customarily published each Business Day and of general circulation in The City of New York, the State of New York, a notice that such moneys and U.S. Government Obligations remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such moneys and U.S. Government Obligations then remaining will be repaid or returned to the Issuer. After payment or return to the Issuer or the Guarantors or the release of any moneys and U.S. Government Obligations held in trust by the Issuer or any Guarantors, as the case may be, Holders entitled thereto must look only to the Issuer and the Guarantors for payment as general creditors unless applicable abandoned property law designates another Person.

ARTICLE TEN

GUARANTEE OF SECURITIES

SECTION 10.01. Guarantee.

The Guarantors, by execution of this Indenture, jointly and severally, guarantee to each Holder (i) the due and punctual payment of the principal of, premium, if any, and interest on each Note, when and as the same shall become due and payable, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest on the Notes, to the extent lawful, and the due and punctual payment of all other obligations and due and punctual performance of all obligations of the Issuer to the Holders or the Trustee all in accordance with the terms of such Note and this Indenture and (ii) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, at stated maturity, by acceleration or otherwise. Each Guarantor, by execution of this Indenture, agrees that, subject only to the applicable provisions, if any, of Section 10.03 or 10.06, its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any invalidity, irregularity or unenforceability of any such Note or this Indenture, any failure to enforce the provisions of any such Note or this Indenture, any waiver, modification or indulgence granted to the Issuer with respect thereto by the Holder of such Note, or any other circumstances which may otherwise constitute a legal or equitable discharge of a surety or such Guarantor.

Each Guarantor hereby waives diligence, presentment, demand for payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest or notice with respect to any such Note or the Indebtedness evidenced thereby and all demands whatsoever, and covenants that this Guarantee will not be discharged as to any such Note except by payment in full of the principal thereof and interest thereon. Each Guarantor hereby agrees that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Six for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of any Holder under the Note Guarantees.

SECTION 10.02. Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 10.01, each Guarantor hereby agrees that this Indenture shall be executed by either manual, facsimile, .pdf attachment or other electronically transmitted signature of an Officer on behalf of such Guarantor. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

Each of the Guarantors hereby agrees that its Note Guarantee set forth in Section 10.01 shall be in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer of a Guarantor whose signature is on this Indenture or a Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which such Note Guarantee is endorsed or at any time thereafter, such Guarantor’s Guarantee of such Note shall be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Note Guarantee set forth in this Indenture on behalf of the Guarantor.

SECTION 10.03. Release of Guarantors.

(a) The Note Guarantee of a Guarantor will be automatically and unconditionally released, and any Person acquiring assets (including by way of merger or consolidation) or Capital Stock of a Guarantor shall not be required to assume the obligations of any such Guarantor:

(1) in connection with any sale, exchange, transfer, conveyance or other disposition of (whether by merger, consolidation or the sale of) a majority of the Capital Stock of such Guarantor (or such lesser portion as is sufficient for such Guarantor to cease to be a Subsidiary of Quintiles) or the sale of all or substantially all the assets of such Guarantor, to or with and into a Person which is not Quintiles or another Subsidiary of Quintiles;

(2) if any Guarantor is dissolved or otherwise no longer obligated to provide a Note Guarantee pursuant to this Indenture;

(3) if such Guarantor’s guarantee of any obligations under any Debt Facility of Quintiles (including the Credit Agreement) with an aggregate principal or committed amount of $300 million or more is fully and unconditionally released, except that such Guarantor shall subsequently be required to become a Guarantor by executing a supplemental indenture and providing the Trustee with an Officer’s Certificate and Opinion of Counsel at such time as it guarantees any obligations under any Debt Facility of Quintiles (including the Credit Agreement) with aggregate principal or committed amount of $300 million or more; or

(4) upon Quintiles’ exercise of its legal defeasance option or covenant defeasance option as described in Section 9.02 or Section 9.03 or if Quintiles’ obligations under this Indenture and the Notes are discharged in accordance with Section 9.01.

(b) The Trustee shall execute any documents reasonably requested by either the Issuer or a Guarantor in order to evidence the release of such Guarantor from its obligations under its Guarantee under this Article Ten, subject to the Trustee’s receipt of an Opinion of Counsel and Officer’s Certificates stating that all conditions precedent to such release have been met.

SECTION 10.04. Waiver of Subrogation.

Each Guarantor hereby irrevocably waives, until payment in full of the Issuer’s obligations hereunder, any claim or other rights which it may now or hereafter acquire against the Issuer that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under its Note Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Issuer, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Issuer, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or Note on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with the terms of this Indenture. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 10.04 is knowingly made in contemplation of such benefits.

SECTION 10.05. Notice to Trustee.

Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Note Guarantees, unless and until the Trustee shall have received written notice thereof from the Issuer no later than one Business Day prior to such payment; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.05, and subject to the provisions of Sections 7.01 and 7.02, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice referred to in this Section 10.05 at least one Business Day prior to the date upon which by the terms hereof any such payment may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it less than one Business Day prior to such date.

SECTION 10.06. Limitation on Guarantor’s Liability.

Each Guarantor, and by its acceptance hereof, each Holder and the Trustee, hereby confirm that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, as amended, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar U.S. Federal or state or other applicable law. To effectuate the foregoing intention, each Holder and each Guarantor hereby irrevocably agree that the obligations of a Guarantor under its Note Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor result in the obligations of such Guarantor not constituting such a fraudulent transfer or conveyance.

ARTICLE ELEVEN

MISCELLANEOUS

SECTION 11.01. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If any provision of this Indenture modifies any TIA provision that may be so modified, such TIA provision shall be deemed to apply to this Indenture as so modified. If any provision of this Indenture excludes any TIA provision that may be so excluded, such TIA provision shall be excluded from this Indenture.

The provisions of TIA §§ 310 through 317 that impose duties on any Person (including the provisions automatically deemed included unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein.

SECTION 11.02. Notices.

Except for notice or communications to Holders, any notice or communication shall be given in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telecopier, electronic transmission or overnight air courier guaranteeing next day delivery, addressed as follows:

If to the Issuer or any Guarantor:

Quintiles Transnational Corp.

4820 Emperor Boulevard

Durham, North Carolina 27703

Attn: James H. Erlinger III

         Executive Vice President and General Counsel

Telephone:    (919) 998-1573

Facsimile:     (919) 998-1361

Email: james.erlinger@quintiles.com

With a copy to:

Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

Wells Fargo Capitol Center

150 Fayetteville Street, Suite 2300

Raleigh, North Carolina 27601

Attn: Gerald F. Roach

Telephone: (919) 821-6668

Facsimile:  (919) 821-6800

Email: groach@smithlaw.com

If to the Trustee:

U.S. Bank National Association

214 North Tryon Street, 27th Floor

Charlotte, North Carolina 28202

Attention: Quintiles Transnational Corp. Administrator

Telephone: (704) 335-4597

Email: lisa.moorehead@usbank.com

The Issuer, any Guarantor or the Trustee by written notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given at the time delivered by hand, if personally delivered; five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee); when receipt acknowledged, if telecopied or electronically transmitted; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Notwithstanding any other provision of this Indenture to the contrary, where this Indenture provides for notice of any event (including any notice of redemption) to the Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depository for such Note (or its designee) pursuant to the customary procedures of such Depository.

SECTION 11.03. Communications by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Guarantors, the Trustee, the Registrar, each Agent and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer or any Guarantor to the Trustee to take any action under this Indenture, the Issuer or such Guarantor shall furnish to the Trustee:

(1) an Officer’s Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; provided that an Officer’s Certificate shall not be required in connection with the issuance of Notes on the Issue Date; and

(2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with; provided that an Opinion of Counsel shall not be required in connection with the issuance of Notes on the Issue Date.

SECTION 11.05. Statements Required in Certificate and Opinion.

Each Officer’s Certificate and Opinion of Counsel with respect to compliance by or on behalf of the Issuer or any Guarantor with a condition or covenant provided for in this Indenture (other than certificates delivered pursuant to Section 4.06(a) or (b) or the definition of “EBITDA” or “Securitization Subsidiary”) shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4) a statement as to whether or not, in the opinion of such Person, such covenant or condition has been complied with.

SECTION 11.06. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or meetings of Noteholders. The Registrar and Paying Agent may make reasonable rules for their functions.

SECTION 11.07. Business Days; Legal Holidays.

A “Business Day” is a day that is not a Legal Holiday. A “Legal Holiday” is a Saturday, a Sunday or other day on which commercial banks in The City of New York, the State of New York or the place of payment are authorized or required by law to close. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period.

SECTION 11.08. Governing Law.

This Indenture, the Notes and the Note Guarantees shall be governed by and construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

SECTION 11.09. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Issuer or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

SECTION 11.10. Successors.

All agreements of the Issuer and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee, any additional trustee and any Agents in this Indenture shall bind their respective successors.

SECTION 11.11. Multiple Counterparts.

The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

SECTION 11.12. Table of Contents, Headings, etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 11.13. Separability.

Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 11.14. Waiver of Jury Trial.

THE ISSUER, EACH OF THE GUARANTORS AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

QUINTILES TRANSNATIONAL CORP.

By:	/s/ Greg Connors
Name:	Greg Connors
Title:	Senior Vice President

GUARANTORS:

BENEFIT HOLDING, INC.
ENCORE HEALTH RESOURCES, LLC
EXPRESSION ANALYSIS, INC. INNOVEX MERGER CORP.
QUINTILES BT, INC.
QUINTILES FEDERATED SERVICES, INC.
QUINTILES PHARMA SERVICES CORP.

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	President

IGUARD, INC.
QUINTILES COMMERCIAL US, INC.
QUINTILES CONSULTING, INC.
QUINTILES, INC.
QUINTILES PHARMA, INC.

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	Vice President

NOVELLA CLINICAL LLC
OUTCOME SCIENCES, LLC
QUINTILES BIOSCIENCES HOLDINGS, INC.
QUINTILES BIOSCIENCES, INC.
QUINTILES MEDICAL COMMUNICATIONS & CONSULTING, INC.
QUINTILES MEDICAL EDUCATION, INC.

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	Secretary

QUINTILES LABORATORIES, LLC
QUINTILES LATIN AMERICA, LLC
QUINTILES PHASE ONE SERVICES, LLC

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	Vice President, Quintiles, Inc., the sole Member

EA INSTITUTE, L.L.C.

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	Manager

QUINTILES MARKET INTELLIGENCE, LLC

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	Vice President, Quintiles Consulting, Inc., the sole Member

QUINTILES TRANSFER, L.L.C.

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	President, Quintiles Pharma Services Corp., the sole Member

TARGETED MOLECULAR DIAGNOSTICS, LLC

By:	/s/ James H. Erlinger III
Name:	James H. Erlinger III
Title:	Vice President, Quintiles, Inc., the sole Member of Quintiles Laboratories, LLC, the sole Member

QUINTILES ASIA, INC.
VCG&A, INC.
VCG-BIO, INC.

By:	/s/ R. David Andrews
Name:	R. David Andrews
Title:	Vice President

U.S. Bank National Association, as Trustee

By:	/s/ Lisa L. Moorhead
Name:	Lisa L. Moorhead
Title:	Assistant Vice President

EXHIBIT A-1

[FORM OF RESTRICTED NOTE]

QUINTILES TRANSNATIONAL CORP.

4.875% SENIOR NOTE DUE 2023

[Insert Global Note Legend, if applicable]

[Insert Private Placement Legend]

No. [ ]	CUSIP No. [ ]
ISIN No. [ ]
$[ ]

QUINTILES TRANSNATIONAL CORP., a North Carolina corporation, as issuer (the “Issuer”), for value received, promises to pay to CEDE & CO., or registered assigns the principal sum of [        ] Dollars ($[        ]) (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on May 15, 2023.

Interest Payment Dates: May 15 and November 15 commencing November 15, 2015.

Record Dates: May 1 and November 1 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-1-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

QUINTILES TRANSNATIONAL CORP.

By:
Name:
Title:

A-1-2

Certificate of Authentication

This is one of the 4.875% Senior Notes due 2023 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

A-1-3

[FORM OF REVERSE OF RESTRICTED NOTE]

QUINTILES TRANSNATIONAL CORP.

4.875% SENIOR NOTE DUE 2023

1. Interest. QUINTILES TRANSNATIONAL CORP., a North Carolina corporation, as issuer (the “Issuer” or “Quintiles), promises to pay interest on the principal amount set forth on the face hereof at a rate of 4.875% per annum. Interest hereon will accrue from and including the most recent date to which interest has most recently been paid or, if no interest has been paid, from and including May 12, 2015. Interest shall be payable in arrears on each May 15 and November 15, commencing November 15, 2015. If any payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate stated above.

2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in U.S. Dollars. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.

4. Indenture. The Issuer issued the Notes under an Indenture dated as of May 12, 2015 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. To the extent any provision of the Indenture conflicts with any provision of this Note, the provision of the Indenture shall govern.

5. Optional Redemption.

(a) At any time prior to May 15, 2018, Quintiles may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes (including any

A-1-4

Additional Notes) at a redemption price of 104.875% of the principal amount, plus accrued and unpaid interest, if any, to (but not including) the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 50% of the aggregate principal amount of such Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Quintiles and its Subsidiaries); and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b) At any time prior to May 15, 2018, Quintiles may redeem all or any part of the Notes at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to (but not including) the Redemption Date. The Issuer shall notify the Trustee of the Applicable Redemption Premium by delivering to the Trustee, on or before the applicable Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and the Trustee shall have no responsibility for such calculation.

(c) Except pursuant to the preceding two paragraphs, the Notes will not be redeemable at Quintiles’ option prior to May 15, 2018. On or after May 15, 2018, Quintiles may redeem all or any part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to (but not including) the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Period	Redemption Price
2018	103.656%
2019	102.438%
2020	101.219%
2021 and thereafter	100.000%

6. Mandatory Redemption. Except as set forth in Section 8 below and Section 4.08 of the Indenture, Quintiles is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any notice of any redemption may, at Quintiles’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a public or private offering for cash by Quintiles of its common stock or other corporate transaction.

8. Offer To Purchase. The Indenture provides that upon the occurrence of a Change of Control Triggering Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

A-1-5

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note redeemed in part), or register the transfer of or exchange any Note during the period beginning at the opening of business 15 days immediately preceding a mailing of notice of redemption and ending at the close of business on the day of such mailing.

10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.

12. Amendment, Supplement, Waiver, Etc. The Issuer, the Guarantors, if applicable, and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the Indenture rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of at least a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes affected.

13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and the Guarantors, as applicable, to, among other things, create Liens, enter into Sale and Lease-Back Transactions or consolidate, merge or sell all or substantially all of the assets of the Issuer or any Guarantor, and requires the Issuer to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

A-1-6

15. Defaults and Remedies. Events of Default are set forth in the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders will be as set forth in the applicable provisions of the Indenture.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes, including payments pursuant to a redemption or repurchase of the Notes under the Indenture) if a Responsible Officer in good faith determines that withholding notice is in their interests.

16. Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

17. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of Quintiles or any Guarantor, as such, will have any liability for any obligations of Quintiles or the Guarantors under the Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

18. Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

19. Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

20. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,

A-1-7

BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23. CUSIP Numbers. The Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Quintiles Transnational Corp.

4820 Emperor Boulevard

Durham, North Carolina 27703

Attn: General Counsel

A-1-8

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)
and irrevocably appoint

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, check the box:

☐ Section 4.08

If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$_____________________________________________________
($1,000 or any integral multiple thereof; provided that the part not purchased must be at least $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-1-10

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Securities only.

A-1-11

EXHIBIT A-2

[FORM OF UNRESTRICTED NOTE]

QUINTILES TRANSNATIONAL CORP.

4.875% SENIOR NOTE DUE 2023

[Insert Global Note Legend, if applicable]

No. [ ]	CUSIP No. [ ] ISIN No. [ ] $[ ]

QUINTILES TRANSNATIONAL CORP., a North Carolina corporation, as issuer (the “Issuer”), for value received, promises to pay to CEDE & CO., or registered assigns the principal sum of [            ] Dollars ($[        ]) (or such other principal amount as shall be set forth in the Schedule of Exchanges of Interests in Global Note attached hereto), on May 15, 2023.

Interest Payment Dates: May 15 and November 15 commencing November 15, 2015.

Record Dates: May 1 and November 1 (whether or not a Business Day).

Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

A-2-1

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officer.

QUINTILES TRANSNATIONAL CORP.

By:
Name:
Title:

A-2-2

Certificate of Authentication

This is one of the 4.875% Senior Notes due 2023 referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

Dated:

A-2-3

[FORM OF REVERSE OF UNRESTRICTED NOTE]

QUINTILES TRANSNATIONAL CORP.

4.875% SENIOR NOTE DUE 2023

1. Interest. QUINTILES TRANSNATIONAL CORP., a North Carolina corporation, as issuer (the “Issuer” or “Quintiles”), promises to pay interest on the principal amount set forth on the face hereof at a rate of 4.875% per annum. Interest hereon will accrue from and including the most recent date to which interest has been paid or, if no interest has most recently been paid, from and including May 12, 2015. If any payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding Business Day, and no interest shall accrue for the intervening period. Interest shall be payable in arrears on each May 15 and November 15 commencing November 1, 2015. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal and on overdue interest (to the full extent permitted by law) at the rate stated above.

2. Method of Payment. The Issuer will pay interest hereon (except defaulted interest) to the Persons who are registered Holders at the close of business on the May 1 or November 1 immediately preceding the interest payment date (whether or not a Business Day). Holders must surrender Notes to a Paying Agent to collect principal payments. The Issuer will pay principal and interest in U.S. Dollars. Interest may be paid by check mailed to the Holder entitled thereto at the address indicated on the register maintained by the Registrar for the Notes.

3. Paying Agent and Registrar. Initially, U.S. Bank National Association (the “Trustee”) will act as a Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice. The Issuer or any Affiliate thereof may act as Paying Agent or Registrar.

4. Indenture. The Issuer issued the Notes under an Indenture dated as of May 12, 2015 (the “Indenture”) among the Issuer, the Guarantors and the Trustee. This is one of an issue of Notes of the Issuer issued, or to be issued, under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code §§ 77aaa-77bbbb), as amended from time to time. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of them. Capitalized and certain other terms used herein and not otherwise defined have the meanings set forth in the Indenture. To the extent any provision of the Indenture conflicts with any provision of this Note, the provision of the Indenture shall govern.

5. Optional Redemption.

(a) At any time prior to May 15, 2018, Quintiles may on any one or more occasions redeem up to 40% of the aggregate principal amount of the Notes (including any Additional Notes) at a redemption price of 104.875% of the principal amount, plus accrued

A-2-4

and unpaid interest, if any, to (but not including) the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 50% of the aggregate principal amount of such Notes remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Quintiles and its Subsidiaries); and

(2) the redemption occurs within 180 days of the date of the closing of such Equity Offering.

(b) At any time prior to May 15, 2018, Quintiles may redeem all or any part of the Notes at a redemption price equal to 100% of the principal amount thereof, plus the Applicable Redemption Premium and accrued and unpaid interest to (but not including) the Redemption Date. The Issuer shall notify the Trustee of the Applicable Redemption Premium by delivering to the Trustee, on or before the applicable Redemption Date, an Officer’s Certificate showing the calculation thereof in reasonable detail, and the Trustee shall have no responsibility for such calculation.

(c) Except pursuant to the preceding two paragraphs, the Notes will not be redeemable at Quintiles’ option prior to May 15, 2018. On or after May 15, 2018, Quintiles may redeem all or any part of the Notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, on the Notes redeemed, to (but not including) the applicable Redemption Date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below:

Period	Redemption Price
2018	103.656%
2019	102.438%
2020	101.219%
2021 and thereafter	100.000%

6. Mandatory Redemption. Except as set forth in Section 8 below and Section 4.08 of the Indenture, Quintiles is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

7. Notice of Redemption. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. Any notice of any redemption may, at Quintiles’ discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a public or private offering for cash by Quintiles of its common stock or other corporate transaction.

8. Offer To Purchase. The Indenture provides that upon the occurrence of a Change of Control Triggering Event and subject to further limitations contained therein, the Issuer shall make an offer to purchase outstanding Notes in accordance with the procedures set forth in the Indenture.

A-2-5

9. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes only in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note or portion of a Note selected for redemption (except the unredeemed portion of any Note redeemed in part), or register the transfer of or exchange any Note during the period beginning at the opening of business 15 days immediately preceding a mailing of notice of redemption and ending at the close of business on the day of such mailing.

10. Persons Deemed Owners. The registered Holder of this Note may be treated as the owner of this Note for all purposes.

11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee will pay the money back to the Issuer at its written request. After that, Holders entitled to the money must look to the Issuer and the Guarantors for payment as general creditors unless an “abandoned property” law designates another Person.

12. Amendment, Supplement, Waiver, Etc. The Issuer, the Guarantors, if applicable, and the Trustee may, without the consent of the Holders of any outstanding Notes, amend, waive or supplement the Indenture or the Notes for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the TIA, providing for the assumption by a successor to the Issuer of its obligations to the Holders and making any change that does not adversely affect the Indenture rights of any Holder in any material respect. Other amendments and modifications of the Indenture or the Notes may be made by the Issuer and the Trustee with the consent of the Holders of at least a majority of the aggregate principal amount of the outstanding Notes, subject to certain exceptions requiring the consent of the Holders of the particular Notes affected.

13. Restrictive Covenants. The Indenture imposes certain limitations on the ability of the Issuer and the Guarantors, as applicable, to, among other things, create Liens, enter into Sale and Lease-Back Transactions or consolidate, merge or sell all or substantially all of the assets of the Issuer or any Guarantor, and requires the Issuer to provide reports to Holders of the Notes. Such limitations are subject to a number of important qualifications and exceptions. Pursuant to Section 4.06 of the Indenture, the Issuer must annually report to the Trustee on compliance with such limitations.

14. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture and the transaction complies with the terms of Article Five of the Indenture, the predecessor corporation will, except as provided in Article Five, be released from those obligations.

A-2-6

15. Defaults and Remedies. Events of Default are set forth in the Indenture. Upon the occurrence of an Event of Default, the rights and obligations of the Issuer, the Guarantors, the Trustee and the Holders will be as set forth in the applicable provisions of the Indenture.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal of or interest on the Notes, including payments pursuant to a redemption or repurchase of the Notes under the Indenture) if a Responsible Officer in good faith determines that withholding notice is in their interests.

16. Trustee Dealings with the Issuer. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates, as if it were not Trustee.

17. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of Quintiles or any Guarantor, as such, will have any liability for any obligations of Quintiles or the Guarantors under the Notes, this Indenture, the Note Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

18. Discharge. The Issuer’s obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the Notes or upon the irrevocable deposit with the Trustee of cash in U.S. Dollars, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient to pay when due principal of and interest on the Notes to maturity or redemption, as the case may be.

19. Guarantees. From and after the Issue Date, the Notes will be entitled to the benefits of Note Guarantees made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.

20. Authentication. This Note shall not be valid until the Trustee or an authenticating agent signs the certificate of authentication on the other side of this Note.

21. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK,

A-2-7

BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

22. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

23. CUSIP Numbers. The Issuer has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption.

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Quintiles Transnational Corp.

4820 Emperor Boulevard

Durham, North Carolina 27703

Attn: General Counsel

A-2-8

ASSIGNMENT

I or we assign and transfer this Note to:

(Insert assignee’s social security or tax I.D. number)

(Print or type name, address and zip code of assignee)

and irrevocably appoint

Agent to transfer this Note on the books of the Issuer. The Agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have all or any part of this Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, check the box:

☐ Section 4.08

If you want to have only part of the Note purchased by the Issuer pursuant to Section 4.08 of the Indenture, state the amount you elect to have purchased:

$_____________________________________________________
($1,000 or any integral multiple thereof; provided that the part not purchased must be at least $2,000)

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guaranteed

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

A-2-10

SCHEDULE OF EXCHANGES OF INTERESTS IN GLOBAL NOTE*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Physical Note, or exchanges of a part of another Global Note or Physical Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

*	Insert in Global Securities only.

A-2-11

EXHIBIT B

[FORM OF LEGEND FOR RESTRICTED SECURITIES]

Any Restricted Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Global Note) in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT.

BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN “INSTITUTIONAL” ACCREDITED INVESTOR (AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER REGULATION D PROMULGATED UNDER THE SECURITIES ACT (AN ‘‘ACCREDITED INVESTOR”) AND (2) AGREES THAT IT WILL NOT WITHIN [ONE YEAR—FOR NOTES ISSUED PURSUANT TO RULE 144A][40 DAYS—FOR NOTES ISSUED IN OFFSHORE TRANSACTIONS PURSUANT TO REGULATION S] AFTER THE LATER OF THE DATE OF THE ORIGINAL ISSUANCE OF THIS NOTE AND THE DATE ON WHICH THE ISSUER OR ANY OF ITS RESPECTIVE AFFILIATES OWNED THIS NOTE, OFFER, RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) (I) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (II) FOR SO LONG AS THIS NOTE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (III) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR THE OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, AND THAT PRIOR TO SUCH TRANSFER, FURNISHES (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON

B-1

TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE FOR THIS NOTE), (IV) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (IF AVAILABLE), (V) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (VI) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (VII) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. BY ITS ACCEPTANCE HEREOF, THE HOLDER OF THIS NOTE FURTHER AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE PURSUANT TO SUBCLAUSES (III) TO (VI) OF CLAUSE (A) ABOVE, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE ISSUER SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

B-2

EXHIBIT C

[FORM OF LEGEND FOR GLOBAL NOTE]

Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUERS OR THEIR AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

C-1

EXHIBIT D

[FORM OF LEGEND FOR NOTE ISSUED WITH OID]

Any Note issued with more than de minimis original issue discount for U.S. Federal Income Tax purposes authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) in substantially the following form:

“THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE ISSUER AT THE FOLLOWING ADDRESS: [                    ], ATTENTION: [                    ].”

D-1

EXHIBIT E

[FORM OF LEGEND FOR TEMPORARY REGULATION S NOTE]

Any Regulation S Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Note) for the 40 day distribution compliance period (as defined in Regulation S) in substantially the following form:

“BY ITS ACQUISITION HEREOF, THE HOLDER HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON, NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON, AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT.”

E-1

EXHIBIT F

FORM OF CERTIFICATE OF TRANSFER

Quintiles Transnational Corp.

4820 Emperor Blvd.

Durham, North Carolina 27601

U.S. Bank National Association

111 Fillmore Avenue East

St. Paul, MN 55107-2292

Attention:	Trustee Administration Manager

re: Quintiles Transnational Corp.

Re:	4.875% Senior Notes due 2023

(CUSIP )
(ISIN )

Reference is hereby made to the Indenture, dated as of May 12, 2015 (the “Indenture”), by and among Quintiles Transnational Corp., as issuer (the “Issuer”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of                      in such Note[s] or interests (the “Transfer”), to                      (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in a Rule 144A Global Note or a Physical Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Physical Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Physical Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Physical Note and in the Indenture and the Securities Act.

2. ☐ Check if Transferee will take delivery of a beneficial interest in a Regulation S Global Note or a Physical Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Physical Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the Global Note or a Physical Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Physical Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)        ☐         such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)        ☐         such Transfer is being effected to the Issuer or a Subsidiary thereof;

or

(c)        ☐         such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Physical Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit H to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an opinion of counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Physical Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or an Unrestricted Physical Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(b) ☐ Check if Transfer is pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Physical Notes and in the Indenture.

(c) ☐ Check if Transfer is pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

(d) ☐ Check if Transfer is pursuant to an Effective Registration Statement. (i) The Transfer is being effected pursuant to and in compliance with an effective registration statement under the Securities Act and any applicable blue sky securities laws of any State of the United States and in compliance with the prospectus delivery requirements of the Securities Act and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Physical Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Physical Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE]

(a)	☐ a beneficial interest in a:

(i)	☐ Rule 144A Global Note (CUSIP ) (ISIN ), or

(ii)	☐ Regulation S Global Note (CUSIP ) (ISIN ), or

(b)	☐ a Restricted Physical Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE]

(a)	☐ a beneficial interest in the:

(i)	☐ Rule 144A Global Note (CUSIP ) (ISIN ), or

(ii)	☐ Regulation S Global Note (CUSIP )(ISIN ), or

(iii)	☐ Unrestricted Global Note (CUSIP ) (ISIN ), or

(b)	☐ a Restricted Physical Note; or

(c)	☐ an Unrestricted Physical Note,

in accordance with the terms of the Indenture.

EXHIBIT G

FORM OF CERTIFICATE OF EXCHANGE

Quintiles Transnational Corp.

4820 Emperor Blvd.

Durham, North Carolina 27601

U.S. Bank National Association

111 Fillmore Avenue East

St. Paul, Minnesota 55107-2292

Attention:	Trustee Administration Manager

re: Quintiles Transnational Corp.

Re:	4.875% Senior Notes due 2023

(CUSIP )
(ISIN )

Reference is hereby made to the Indenture, dated as of May 12, 2015 (the “Indenture”), by and among Quintiles Transnational Corp., as issuer (the “Issuer”), the Guarantors and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                     (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of                      in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1. Exchange of Restricted Physical Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Physical Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b) ☐ Check if Exchange is from Restricted Physical Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Physical Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Physical Note to Unrestricted Physical Note. In connection with the Owner’s Exchange of a Restricted Physical Note for an Unrestricted Physical Note, the Owner hereby certifies (i) the Unrestricted Physical Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Physical Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Physical Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2. Exchange of Restricted Physical Notes for Restricted Physical Notes or Beneficial Interests in Restricted Global Notes.

(a) ☐ Check if Exchange is from Restricted Physical Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Physical Note for a beneficial interest in the [CHECK ONE]      Rule 144A Global Note or      Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Owner]

By:
Name:
Title:

Dated:

EXHIBIT H

FORM OF CERTIFICATE FROM

ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Quintiles Transnational Corp.

4820 Emperor Blvd.

Durham, North Carolina 27601

U.S. Bank National Association

111 Fillmore Avenue East

St. Paul, MN 55107-2292

Attention:	Trustee Administration Manager

re: Quintiles Transnational Corp.

Re:	4.875% Senior Notes due 2023

(CUSIP )
(ISIN )

Reference is hereby made to the Indenture, dated as of May 12, 2015 (the “Indenture”), by and among Quintiles Transnational Corp., as issuer (the “Issuer”), the Guarantors and U.S. Bank National Association. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of                      aggregate principal amount of:

(a)        ☐         a beneficial interest in a Global Note, or

(b)        ☐         a Physical Note,

we confirm that:

1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the “Securities Act”).

2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on

H-1

behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Issuer or any Subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (c) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Issuer a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer, of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Issuer to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act or (E) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Physical Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Issuer such certifications, legal opinions and other information as you and the Issuer may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.

You and the Issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Owner]

By:
Name:
Title:

Dated:

H-2